Exhibit 4.2

AUDIOCODES LTD.

2.00% Senior Convertible Notes due 2024

INDENTURE

U.S. BANK NATIONAL ASSOCIATION

Dated as of November 9, 2004

CROSS REFERENCE TABLE*

TIA Section		Indenture Section

310(a)	(1)	7.10
(a)	(2)	N.A.
(a)	(3)	N.A.
(a)	(4)	N.A.
(a)	(5)	N.A.
(b)		7.10
(c)		N.A.
311(a)		7.11
(b)		7.11
(c)		N.A.
312(a)		N.A.
(b)		11.03
(c)		11.03
313(a)		7.06
(b)		7.06
(c)		N.A.
(d)		N.A.
314(a)		4.02
(b)		N.A.
(c)	(1)	N.A.
(c)	(2)	N.A.
(c)	(3)	N.A.
(d)		N.A.
(e)		N.A.
(f)		N.A.
315(a)		7.01
(b)		7.05
(c)		N.A.
(d)	(1)	7.01
(d)	(2)	7.01
(d)	(3)	7.01
(e)		6.11
316(a)	(last sentence)	N.A.
(a)	(1)(A)	6.05
(a)	(1)(B)	6.04
(a)	(2)	N.A.
(b)		N.A.
317(a)	(1)	N.A.
(a)	(2)	N.A.
(b)		N.A.
318(a)		N.A.

* Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

(i)

(ii)

                    INDENTURE dated as of November 9, 2004 between AUDIOCODES LTD., an Israeli company (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, as Trustee hereunder (the “Trustee”).

RECITALS OF THE COMPANY

                    The Company has duly authorized the creation of an issue of its 2.00% Senior Convertible Notes due 2024 (the “Securities”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

                    All things necessary to make the Securities, when the Securities are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done.  Further, all things necessary to duly authorize the issuance of the Ordinary Shares of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of Ordinary Shares issuable upon such conversion, have been done.

                    NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                    For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                    SECTION 1.01  Definitions.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(3) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                    “144A Global Security” means a permanent Global Security in the form of the Security attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

                    “30-day Option” means the 30-day option granted by the Company to the Initial Purchasers to purchase up to an additional $25,000,000 aggregate principal amount of Securities pursuant to the Purchase Agreement.

                    “Additional Interest Amount” means the additional interest amount payable by the Company upon the occurrence of an Event (as defined in the Registration Rights Agreement), in the manner and in the amounts provided by the Registration Rights Agreement.

                    “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.  For purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

                    “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

                    “Applicable Share Price” with respect to a Trading Day, is equal to the volume-weighted average price per Ordinary Share on such Trading Day. The “volume-weighted average price,” with respect to a Trading Day, means such price as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page AUDC <equity> AQR (or any successor page) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the “Applicable Share Price” means the market value per Ordinary Share on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

                    “Bankruptcy Law” means applicable bankruptcy insolvency, reorganization or similar law for the relief of debtors.

                    “Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

                    “Board Resolution” means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

                    “Business Day” means each day of the year other than a Saturday or a Sunday on which banking institutions are not required or authorized to close in The City of New York.

                    “Certificated Securities” means Securities that are in the form of the Securities attached hereto as Exhibit B.

                    “Closing Time” has the meaning specified in the Purchase Agreement.

                    “Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and, thereafter, “Company” shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                    “Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two Officers.

                    “Conversion Agent” means any person authorized by the Company to convert Securities in accordance with Article 10 hereof.  On the date of this Indenture, the Company hereby appoints the Trustee as the Conversion Agent.

                    “Conversion Price” means $1,000 divided by the applicable Conversion Rate.

                    “Conversion Value” for the Securities is equal to the product of (i) the Sale Price per share of the Ordinary Shares on a given day and (ii) the then current Conversion Rate.

                    “Corporate Trust Office” means the office of the Trustee from which this Indenture will be administered, which office at the date hereof is located at U.S. Bank, Corporate Trust Services, 100 Wall Street, Suite 1600, New York, New York 10005, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

                    “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                    “Date of Delivery” has the meaning specified in the Purchase Agreement.

                    “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

                    “Dollar” or “U.S.$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

                    “Final Maturity Date” means November 9, 2024.

                    “GAAP” means United States generally accepted accounting principles as in effect from time to time.

                    “Global Securities” means Securities that are in the form of the Securities attached hereto as Exhibit A and, to the extent that such Securities are required to bear the Legend required by Section 2.06(f), such Securities will be in the form of a 144A Global Security.

                    “Holder” means a person in whose name a Security is registered on the Registrar’s books.

                    “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

                    “Initial Purchasers” mean Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc. and CIBC World Markets Corp.

                    “Interest Payment Date” means the date specified in the Securities as the fixed date on which an installment of interest on the Securities is due and payable.

                    “Interest Rate” means 2.00% per annum.

                    “Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

                    “Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

                    “Officers’ Certificate” means a written certificate containing the information specified in Section 11.05, signed in the name of the Company by any two Officers, and delivered to the Trustee.  An Officers’ Certificate given pursuant to Section 4.03 shall be signed by one authorized financial or accounting Officer of the Company but need not contain the information specified in Section 11.05.

                    “Opinion of Counsel” means a written opinion containing the information specified in Sections 11.04 and 11.05, from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of, or counsel to, the Company or the Trustee.

                    “Option Securities” means Securities issued by the Company pursuant to the Initial Purchasers’ exercise of the 30-day Option.

                    “Ordinary Shares” means the Ordinary Shares, nominal value 0.01 New Israel Shekels per share, of the Company as it exists on the date of this Indenture.  Subject to the provisions of Section 10.11, shares issuable on conversion of Securities shall include only Ordinary Shares or ordinary shares of any class or classes resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                    “ordinary shares” means any share of any class of Share Capital which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer.

                    “person” or “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business.

                    “principal” of a Security means the principal amount due on the Stated Maturity as set forth on the face of the Security.

                    “Purchase Agreement” means the Purchase Agreement, dated as of November 3, 2004, between the Company and the Initial Purchasers.

                    “Redemption Date” when used with respect to any Security to be redeemed, means the date fixed by the Company for such redemption pursuant to this Indenture, as set forth in the form of Security annexed as Exhibit A hereto.

                    “Redemption Price” when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed as Exhibit A hereto.

                    “Registration Rights Agreement” means the Registration Rights Agreement dated as of November 9, 2004 entered into by the Company and the Initial Purchasers.

                    “Regular Record Date” means, with respect to the interest payable on any Interest Payment Date, the close of business on the April 24 or October 24 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                    “Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee with direct responsibility for administration of this Indenture.

                     “Restricted Security” means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A and B of this Indenture.

                    “Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

                    “Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

                    “Sale Price” as of any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid price and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date on the Nasdaq National Market or such other principal United States securities exchange on which the Ordinary Shares are traded or, if the Ordinary Shares are not listed on a United States national or regional securities exchange, as reported by the OTC Bulletin Board or successor thereto or by Pink Sheets LLC (formerly the National Quotation Bureau Incorporated) or a successor thereto.  In the absence of a quotation, the Company will determine the sale price on the basis of such quotations as the Company considers appropriate.

                    “SEC” means the Securities and Exchange Commission.

                    “Securities” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company.”

                    “Securities Act” means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

                    “Share Capital” of any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or other equity issued by that corporation.

                    “Significant Subsidiary” means any Subsidiary that would be, as of the date of the applicable action set forth in Section 6.01(6) or Section 6.01(7) hereof, a “significant subsidiary” of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC.

                    “Stated Maturity”, when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

                    “Subsidiary” means, with respect to any person, (1) any corporation of which at least a majority of the outstanding stock having by the terms thereof voting power for the election of directors for such corporation under ordinary circumstances is at the time, directly or indirectly, owned by such person or (2) any other person of which at least a majority of the outstanding voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such person.

                    “TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

                    “Trading Day” means a day during which trading in securities generally occurs on the Nasdaq National Market or, if the Ordinary Shares are not quoted on the Nasdaq National Market, on the principal other market on which the Ordinary Shares are then traded.

                    “Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                    “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its “possessions” including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

                    SECTION 1.02 Other Definitions.

Term	Defined in Section

“Act”	1.05(a)
“Additional Amounts”	4.07(a)
“Additional Interest Amount Notice”	4.08
“Agent Members”	2.12(f)(5)
“Company Put Right Notice”	3.10(b)
“Conversion Consideration”	10.02(c)
“Conversion Date”	10.02(c)
“Conversion Notice”	10.02(a)
“Conversion Rate”	10.01(a)
“Current Market Price”	10.04(g)
“Definitive Registered Securities”	4.07(a)
“Depositary”	2.01(a)
“DTC”	2.01(a)
“Effective Date”	10.02(d)
“Election Date”	10.02(d)
“Exchange Act”	3.07(a)(i)
“Fundamental Change”	3.07(a)
“Fundamental Change Purchase Date”	3.07(a)
“Fundamental Change Purchase Notice”	3.07(c)
“Fundamental Change Purchase Price”	3.07(a)
“excluded securities”	10.04(d)
“Expiration Time”	10.04(f)
“Ex-Dividend Date”	10.12
“fair market value”	10.04(g)
“Legal Holiday”	11.08
“Legend”	2.06(f)
“Make-Whole Premium”	3.07(a)
“Non-Electing Share”	10.11
“Notice of Default”	6.01
“Other Jurisdictions”	4.07(a)
“Purchased Shares”	10.04(f)
“Put Right Purchase Date	3.10(a)
“Put Right Purchase Price”	3.10(a)
“Put Right Purchase Notice”	3.10(e)
“Post-Distribution Price”	10.12
“QIBs”	2.01(a)
“Record Date”	10.04(g)
“Reference Period”	10.04(d)
“Redemption Notice”	3.03(a)
“Registrar”	2.03
“Rule 144A Information”	4.06
“Share Price”	3.07(a)
“Spinoff Securities”	10.12
“Spinoff Valuation Period”	10.12
“Taxes”	4.07(a)
“transfer”	2.12(e)

                    SECTION 1.03  Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

                    “Commission” means the SEC.

                    “indenture Securities” means the Securities.

                    “indenture Security holder” means a Holder.

                    “indenture trustee” or “institutional trustee” means the Trustee.

                    “obligor” on the indenture Securities means the Company.

                    All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                    SECTION 1.04  Rules of Construction.  Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect from time to time;

(c) “or” is not exclusive;

(d) “including” means including, without limitation; and

(e) words in the singular include the plural, and words in the plural include the singular.

                    SECTION 1.05  Acts of Holders.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose  of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                    (b)     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof.  Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

                    (c)     The ownership of Securities shall be proved by the register for the Securities or by a certificate of the Registrar.

                    (d)     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                    (e)     If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE SECURITIES

                    SECTION 2.01  Form and Dating.  The Securities shall be substantially in the form of Exhibits A and B, which are incorporated into and made a part of this Indenture and the Trustee’s certificate of authentication shall be in the form included in such Exhibits A and B.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company).  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.  Each Security shall be dated the date of its authentication.

                    (a)     144A Global Securities.  All of the Securities are initially being offered and sold to “qualified institutional buyers” as defined in Rule 144A (“QIBs”) in reliance on Rule 144A and shall be issued initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for, and registered in the name of, The Depository Trust Company (“DTC”) or its nominee (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”) duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the 144A Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

                    (b)     Global Securities in General.  Except as provided in Section 2.06 or 2.12, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Securities.  Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and conversions.   Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the principal amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

                    Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                    (c)     Book-Entry Provisions.  This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

                    The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as custodian for such Depositary and (c) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

                    (d)     Certificated Securities.  Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit B attached hereto.

                    SECTION 2.02  Execution and Authentication.  (a)  An Officer shall sign the Security for the Company by manual or facsimile signature.

                    (b)     Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

                    (c)     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory of the Trustee, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

                    (d)     The Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of up to $100,000,000, or an aggregate principal amount of up to $125,000,000 if the 30-day Option is exercised fully, upon a Company Order without any further action by the Company.  The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.

                    (e)     The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof.

                    SECTION 2.03  Registrar, Paying Agent and Conversion Agent.  (a)  The Company shall maintain in The Borough of Manhattan, The City of New York an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company initially designates the Trustee at its office in the Borough of Manhattan, The City of New York to act as Registrar, Paying Agent and Conversion Agent.  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents.  The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05.  The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

                    (b)     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee).  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

                    (c)     The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

                    SECTION 2.04  Paying Agent to Hold Money and Securities in Trust.  Except as otherwise provided herein, on or prior to 10:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment.  At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust.  If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it.  Upon doing so, the Paying Agent shall have no further liability for the money.

                    SECTION 2.05  Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee as soon as reasonably practicable following each Regular Record Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                    SECTION 2.06  Transfer and Exchange.  Subject to Sections 2.01(b), 2.06(b) and 2.12 hereof, (i)  upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount.  The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange.

                    (ii)     At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at such office or agency.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the  Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

                    (iii)     The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased).

                    (b)     Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b).  Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

                    (c)     Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

                    (d)     Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

                    (e)     No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

                    (f)     If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Security attached hereto as Exhibits A and B setting forth such restrictions (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act.  Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend.

                    (g)     Any Security or Ordinary Shares issued upon the conversion or exchange of a Security that is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Securities or Ordinary Shares, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

                    SECTION 2.07  Replacement Securities.  (a)  If any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such Security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                    (b)     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

                    (c)     Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                    (d)     Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                    (e)     The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                    SECTION 2.08  Outstanding Securities; Determinations of Holders’ Action.  (a)  Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it or delivered to it for cancellation, those paid pursuant to Section 2.07 and those described in this Section 2.08 as not outstanding.  A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded.  Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

                    (b)     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

                    (c)     If the Paying Agent holds, in accordance with this Indenture, on or prior to the Business Day following the Fundamental Change Purchase Date, or on the Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Fundamental Change Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue.

                    (d)     If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest shall cease to accrue on such Security.

                    SECTION 2.09  Temporary Securities(a)  Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

                    (b)     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay.  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations.  Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                    SECTION 2.10  Cancellation.  All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee.  The Company may not reissue, reoffer or resell new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture.  All cancelled Securities shall be disposed of by the Trustee in accordance with its customary procedures.

                    SECTION 2.11  Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Fundamental Change Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                    SECTION 2.12  Global Securities.  (a)  Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Sections 2.06 and 2.12(a)(i), (B) transfer of a beneficial interest in a Global Security for a Certificated Security shall comply with Sections 2.06 and 2.12(a)(ii) below, and (C) transfers of a Certificated Security shall comply with Section 2.06 and Sections 2.12(a)(iii) and (iv) below.

          (i)     Transfer of Global Security.  A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security.  No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person.  Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective (i) any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a); and (ii) the transfer and exchange of beneficial interests in a Global Security effected through the Depositary in accordance with this Indenture and the procedures of the Depositary.

          (ii)     Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security.  A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

(1) so long as the Securities are Restricted Securities, a certification in the form set forth in Exhibit C;

         (2)     written instructions from the Company to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

(3) if the Company or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend,

then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

(iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

(x) to register the transfer of such Certificated Securities; or

(y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

         (1)     shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

         (2)     so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Certificated Securities are being transferred to the Company, a certification to that effect; or

          (C)     if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit C, if applicable) and (ii) if the Company or Registrar so requests, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend.

          (iv)     Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security.  A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Trustee, together with:

         (1)     so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit C, that such Certificated Security is being transferred to a QIB in accordance with Rule 144A; and

         (2)     written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled.  If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount.

                     (b)     Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend, including the delivery of an Opinion of Counsel, if so provided.  Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer.  The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate and other evidence the Registrar may request as to the compliance with the restrictions set forth in the Legend.

                     (c)     The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k).  Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144, by an Opinion of Counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend.  The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act.  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.  The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

                     (d)     In the event that Rule 144(k) as promulgated under the Securities Act is amended to shorten the two-year restriction period, then restrictions on transfer on the Securities and the Ordinary Shares will be deemed to refer to the shortened restriction period.  The Company undertakes to inform the Trustee if such change to Rule 144(k) occurs and the effect (if any) to the restrictions on transfer applicable to the Securities and Ordinary Shares and shall provide additional information (including an Opinion of Counsel and/or an Officers’ Certificate) if so requested by the Trustee.

                     (e)     As used in the preceding two paragraphs of this Section 2.12, the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

                     (f)     The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:

          (1)     Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.12(a)(i), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing with respect to the Securities.  Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary.  Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

          (2)     Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein.  Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar.  With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

          (3)     Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (4)     In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

          (5)     Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

                    SECTION 2.13  CUSIP Numbers.  The Company in issuing the Securities may use “CUSIP” numbers; provided that any such notice may state that no representation is made as to the correctness of such numbers as printed on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities.  The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                    SECTION 2.14  Defaulted Interest.  If the Company defaults in a payment of interest on the Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date.  A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day.  At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee (or cause the Trustee to mail to each Holder) a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

                    SECTION 2.15  Registration Default.  The Additional Interest Amount shall be payable upon the Securities in the case of an Event (as defined in the Registration Rights Agreement).  If an Event occurs, the Company shall deliver to the Trustee an Officers’ Certificate stating (1) the Additional Interest Amount payable, (2) when such Additional Interest Amount began accruing and (3) when such Additional Interest Amount is payable.  Unless and until a Responsible Officer of the Trustee receives such an Officer’s Certificate, the Trustee shall assume that no Additional Interest Amount is payable.

ARTICLE 3

PURCHASES OF SECURITIES

                    SECTION 3.01  Rights to Redeem; Notice to Trustee.  (a)  The Company may, at its option, redeem the Securities for cash at any time on or after November 9, 2009, at a Redemption Price equal to $1,000 per $1,000 principal amount of the Securities being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date; provided that if the Redemption Date falls after a Regular Record Date and on or before the corresponding Interest Payment Date, then the interest will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date and the Redemption Price shall not include such interest payment. Securities or portions of the Securities called for redemption shall be convertible by the Holder in accordance with the provisions of Article 4 until the close of business on the Business Day prior to the Redemption Date.

                    (b)     If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee at least 25 days prior to the Redemption Date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) of the Redemption Date and the principal amount of Securities to be redeemed. If fewer than all of the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than five days after the date of notice to the Trustee.

                    SECTION 3.02  Selection of Securities to be Redeemed.(a)  If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall, at least 20 days but not more than 60 days prior to the Redemption Date, select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption by lot, or in its discretion, on a pro rata basis. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                    (b)     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities which have been converted subsequent to the Trustee commencing selection of Securities to be redeemed but prior to redemption of such Securities shall be treated by the Trustee as outstanding for the purpose of such selection.

                    SECTION 3.03  Notice of Redemption At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption (a “Redemption Notice”) to each Holder of Securities to be redeemed at such Holder’s address as it appears on the Registrar’s books.

                    (b)     The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) the then effective Conversion Price and Conversion Rate;

(4) the name and address of each Paying Agent and Conversion Agent;

(5) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

          (6)     that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in paragraph 9 of the Securities and Article 10 hereof;

          (7)     if applicable, the election of the Company (which election shall be irrevocable) to deliver Ordinary Shares, to pay cash in lieu of delivery of such shares, or to deliver and pay a combination of Ordinary Shares and cash, with respect to any Security that may be converted after mailing of such notice prior to the Redemption Date;

          (8)     that, unless the Company defaults in making the payment of the Redemption Price, interest on Securities called for redemption shall cease to accrue on and after the Redemption Date and the only remaining right of the Holder shall be to receive payment of the Redemption Price plus any accrued and unpaid interest payable to such Holder upon presentation and surrender to a Paying Agent of the Securities; and

          (9)     if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued.

                    (c)     If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company’s written request, which request shall (1) be irrevocable once given and (2) set forth all relevant information required by clauses (1) through (8) of Subsection 3.03(b), the Trustee shall give the notice of redemption to each Holder in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such notice of redemption shall be prepared by the Company.

                    SECTION 3.04  Effect of Notice of Redemption  Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, together with any accrued and unpaid interest payable upon redemption, except for Securities that are converted in accordance with the provisions of Article 10.  On or after the Redemption Date and upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the Redemption Price, plus any accrued and unpaid interest, up to but not including the Redemption Date; provided that if the Redemption Date falls after a Regular Record Date and on or before an Interest Payment Date, then interest on the Securities will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date and the Redemption Price shall not include such interest payment.

                    SECTION 3.05  Deposit of Redemption Price.  Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price of, and any accrued and unpaid interest payable upon redemption on, all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the conversion of Securities pursuant to Article 10 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

                    SECTION 3.06  Securities Redeemed in Part.  Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                    SECTION 3.07  Purchase of Securities at Option of the Holder upon Fundamental Change.  (a)  If there shall have occurred a Fundamental Change, all or any portion of the Securities of any Holder equal to $1,000 or a whole multiple of $1,000 shall be purchased by the Company in cash, at the option of such Holder, at a purchase price equal to 100% of the principal amount of the Securities to be purchased, together with accrued and unpaid interest, if any, to, but not including, the purchase date (the “Fundamental Change Purchase Price”), on the date that is not later than 30 Business Days after the date (the “Fundamental Change Purchase Date”) the Company provides notice of a Fundamental Change in accordance with Section 3.07(b) hereof, provided, however, that if the Fundamental Change Purchase Date falls after a Regular Record Date but on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest becoming due on such Interest Payment Date shall be payable to the Holders of such Securities, or one or more predecessor Securities, registered as such on the relevant Regular Record Date according to their terms, and the Fundamental Change Purchase Price shall not include such interest payment.

                    If there shall have occurred a Fundamental Change pursuant to clause (i) or (ii) of the definition thereof and the Fundamental Change Purchase Date with respect to such Fundamental Change is on or before November 9, 2009, the Company will pay on the Fundamental Change Purchase Date a Make-Whole Premium to the Holders of the Securities in respect of which a Fundamental Change Purchase Notice (as defined below) was given in addition to the Fundamental Change Purchase Price.  The Make-Whole Premium will also be paid on the Fundamental Change Purchase Date to the Holders of Securities who convert their Securities on or after the date on which the Company has given a notice to all Holders of Securities in accordance with Section 3.07(b) hereof and on or before the Fundamental Change Purchase Date.

                    The “Make-Whole Premium” will be determined by reference to the table below and is based on the date on which an applicable Fundamental Change becomes effective (the “Effective Date”) and the price (the “Share Price”) paid per share of the Company’s Ordinary Shares in the transaction constituting the Fundamental Change.  If the holders of the Company’s Ordinary Shares receive only cash in the transaction, the Share Price shall be the cash amount paid per share of the Company’s Ordinary Shares.  Otherwise, the Share Price shall be equal to the average Sale Price per share of the Company’s Ordinary Shares over the five Trading Day period ending on the Trading Day immediately preceding the Effective Date.

                    The following table shows what the Make-Whole Premium would be for each Share Price and Effective Date set forth below, expressed as a percentage of the principal amount of the Securities.

MAKE-WHOLE PREMIUM UPON AN APPLICABLE FUNDAMENTAL CHANGE (% OF FACE VALUE)

	Effective Date

Stock Price on Effective Date	November 9, 2004	November 9, 2005	November 9, 2006	November 9, 2007	November 9, 2008	November 9, 2009

$14.12	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
$17.50	14.08%	13.66%	12.93%	11.59%	8.82%	0.00%
$20.00	18.27%	17.51%	16.34%	14.42%	10.81%	0.00%
$25.00	14.88%	13.71%	12.05%	9.59%	5.57%	0.00%
$30.00	12.51%	11.15%	9.31%	6.78%	3.16%	0.00%
$35.00	10.78%	9.35%	7.48%	5.10%	2.05%	0.00%
$40.00	9.47%	8.04%	6.23%	4.04%	1.56%	0.00%
$45.00	8.46%	7.05%	5.33%	3.38%	1.31%	0.00%
$50.00	7.64%	6.28%	4.67%	2.96%	1.18%	0.00%

                    The actual Share Price and Effective Date may not be set forth on the table, in which case:

-

If the actual Share Price on the Effective Date is between two Share Prices on the table or the actual Effective Date is between two Effective Dates on the table, the Make-Whole Premium will be determined by a straight-line interpolation between the Make-Whole Premiums set forth for the two Share Prices and the two Effective Dates on the table based on a 360-day year, as applicable.

-	If the Share Price on the Effective Date exceeds $50.00 per share (subject to adjustment as described below), no Make-Whole Premium will be paid.

-	If the Share Price on the Effective Date is less than $14.12 per share (subject to adjustment as described below), no Make-Whole Premium will be paid.

                    The Share Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate is adjusted.  The adjusted Share Prices will equal the Share Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate so adjusted.

                    The Company shall pay, at its option, the Make-Whole Premium in cash, its Ordinary Shares or the same form of consideration used to pay for its Ordinary Shares in connection with the transaction constituting the applicable Fundamental Change, or a combination thereof.

                    If the Company pays the Make-Whole Premium in its Ordinary Shares, the value of its Ordinary Shares to be delivered in respect of the Make-Whole Premium shall be deemed to be equal to the average Sale Price per share over the ten Trading Day period ending on the Trading Day immediately preceding the Fundamental Change Purchase Date.  The Company may pay the Make-Whole Premium in its Ordinary Shares only if the information necessary to calculate the Sale Price per share is published in a daily newspaper of general circulation or by other appropriate means.

                    In addition, the Company’s right to pay the Make-Whole Premium in its Ordinary Shares is subject to the satisfaction of the following:

-	listing such ordinary shares on the Nasdaq National Market or, if not so listed, on the New York Stock Exchange;

-	the registration of the ordinary shares under the Securities Act and the Exchange Act, if required; and

-	any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.

                    If such conditions are not satisfied with respect to a Holder prior to the close of business on the Fundamental Change Purchase Date, the Company shall pay the Make-Whole Premium in cash.  The Company may not change the form of consideration to be paid with respect to the Make-Whole Premium once it has given notice as set forth in Section 3.07(b) to Holders, except as described in the immediately preceding sentence.

                    If the Company pays the Make-Whole Premium in the same form of consideration used to pay for its Ordinary Shares in connection with the transaction constituting the applicable Fundamental Change, the value of the consideration to be delivered in respect of the Make-Whole Premium will be calculated as follows:

-

securities that are traded on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices will be valued based on the average closing price or last Sale Price, as applicable, over the ten Trading Day period ending on the Trading Day immediately preceding the Fundamental Change Purchase Date;

-

other securities, assets or property (other than cash) will be valued based on 98% of the average of the fair market value of such securities, assets or property (other than cash) as determined by two independent nationally recognized investment banks selected by the Trustee; and

-	100% of any cash.

                    A “Fundamental Change” with respect to the Company shall be deemed to have occurred at such time after the original issuance of Securities as any of the following events shall occur:

          (i)     the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership (determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act), directly or indirectly, through a purchase, merger (except a merger by the Company described in subclause (ii) of this definition) or other acquisition transaction or series of transactions, of Share Capital of the Company entitling that person to exercise 50% or more of the total voting power of all Share Capital of the Company entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its Subsidiaries or any employee benefit plans of the Company; or

          (ii)     any consolidation or merger of the Company with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another person, other than:

          (A)     any transaction (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Share Capital of the Company and (2) pursuant to which holders of the Share Capital of the Company immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Share Capital of the Company entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction;

          (B)     any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding Ordinary Shares solely into ordinary shares or other shares of common stock of the surviving entity; or

          (C)     all of the consideration for the Ordinary Shares (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the Fundamental Change consists of common stock or American Depositary Shares traded on a United States national securities exchange or quoted on the Nasdaq National Market, or any similar United States system of automated dissemination of quotations of securities prices, or which will be so traded or quoted when issued or exchanged in connection with the Fundamental Change, and as a result of such transaction or transactions the Securities become convertible solely into such securities; or

          (iii)     during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to the Board of Directors, or whose nomination for election by the shareholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election were previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

          (iv)     if the Company’s Ordinary Shares or other Share Capital into which the notes are convertible are neither listed for trading on a United States national securities exchange nor approved for listing on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices or traded in over-the-counter securities markets, and no American Depositary Shares or similar instruments for such Ordinary Shares or other Share Capital are so listed or approved for listing in the United States.

                    (b)     Prior to or on the 10th day after the occurrence of a Fundamental Change, the Company, or, at the written request and expense of the Company prior to or on the 10th day after such occurrence, the Trustee, shall give to all Holders, in the manner provided in Section 11.02 hereof, notice of the occurrence of the Fundamental Change and of the purchase right set forth herein arising as a result thereof.  The Company shall also deliver a copy of such notice of a purchase right to the Trustee.  The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Holder and shall state:

(1) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

(2) the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.07 must be given;

(3) the Fundamental Change Purchase Date;

(4) the Fundamental Change Purchase Price;

(5) the name and address of the Paying Agent and the Conversion Agent;

          (6)     that Securities as to which a Fundamental Change Purchase Notice has been given may be converted pursuant to Article 10 hereof only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(7) that Securities must be surrendered to the Paying Agent to collect payment;

          (8)     that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security as described in (7) above;

(9) briefly, the procedures the Holder must follow to exercise rights under this Section 3.07;

(10) briefly, the conversion rights of the Securities, including the Conversion Rate and any adjustments thereto;

(11) the procedures for withdrawing a Fundamental Change Purchase Notice;

(12) the CUSIP number of the Securities;

(13) whether a Make-Whole Premium shall be paid by the Company and the form of consideration to be paid in respect of the Make-Whole Premium; and

          (14)   if a Make-Whole Premium is paid by the Company, that a Make-Whole Premium shall be paid by the Company on the Fundamental Change Purchase Date to Holders of Securities who have converted their Securities into the Company’s Ordinary Shares on or after the date the Company has given notice to all Holders in accordance with this Section 3.07(b) and on or before the Fundamental Change Purchase Date.

                    (c)     A Holder may exercise its rights specified in Section 3.07(a) hereof upon delivery of a written notice of purchase (a “Fundamental Change Purchase Notice”) to the Paying Agent prior to the Fundamental Change Purchase Date, stating:

(1) the certificate number of the Security, if any, which the Holder will deliver to be purchased or the appropriate Depositary procedures if the Securities are not in certificated form;

(2) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or any whole multiple thereof; and

(3) that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 7 on the reverse side of the Securities and in this Indenture.

                    The delivery of such Security to the Paying Agent prior to the Fundamental Change Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.07 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

                    The Company shall purchase from the Holder thereof, pursuant to this Section 3.07, a portion of a Security so delivered for purchase if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                    Any purchase by the Company contemplated pursuant to the provisions of this Section 3.07 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.07.

                    Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.07(c) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the close of business on the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.08.

                    The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

                    SECTION 3.08  Effect of Fundamental Change Purchase Notice.  Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.07(c), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Security.  Such Purchase Price (along with the Make-Whole Premium, if any) shall be paid to such Holder, subject to receipt of consideration for the Securities by the Paying Agent, promptly following the later of (x) the Fundamental Change Purchase Date with respect to such Security (provided the conditions in Section 3.07(c), as the case may be, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.07(c), as the case may be.  Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

                    A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date specifying:

          (1)     the certificate number of the Security in respect of which such notice of withdrawal is being submitted or, if in certificated form (or if the Securities are not certificated, the withdrawal notice must comply with the procedures of the Depository applicable to withdrawals);

(2) the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

(3) the principal amount, if any, of such Security which remains subject to the original Fundamental Change Purchase Notice and which has been or will be delivered for purchase by the Company.

                    There shall be no purchase of any Securities pursuant to Section 3.07 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Fundamental Change Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such Securities).  The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such Securities) in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                    SECTION 3.09  Deposit of Fundamental Change Purchase Price.  Prior to 10:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof which are to be purchased as of the Fundamental Change Purchase Date and an amount in cash, Ordinary Shares or the same form of consideration used to pay for its Ordinary Shares in connection with the transaction constituting the Fundamental Change, or a combination thereof, sufficient to pay any Make-Whole Premium.

                    If the Trustee or other Paying Agent appointed by the Company, or the Company or an Affiliate of the Company, if it or such Affiliate is acting as the Paying Agent, holds cash sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date, on or after the Fundamental Change Purchase Date, and an amount in cash, Ordinary Shares or the same form of consideration used to pay for its Ordinary Shares in connection with the transaction constituting the Fundamental Change, or a combination thereof, sufficient to pay any Make-Whole Premium (i) such Securities will cease to be outstanding, (ii) interest on such Securities will cease to accrue and (iii) all other rights of the holders of such Securities will terminate, whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Trustee or Paying Agent, other than the right to receive the Fundamental Change Purchase Price and the Make-Whole Premium, if any, upon delivery of the Securities.

                    SECTION 3.10  Purchases of Securities at Option of the Holder on Specified Dates.  (a)  Securities shall be purchased in cash in whole or in part (which must be equal to $1,000 or any integral multiple thereof) by the Company, at the option of Holders, in accordance with the provisions of this Article 3 and paragraph 8 of the Securities promptly after November 9, 2009, November 9, 2014 and November 9, 2019 (each, a “Put Right Purchase Date”), at a purchase price per Security equal to 100% of the aggregate principal amount of the Security, together with any accrued and unpaid interest up to but not including the applicable Put Right Purchase Date (the “Put Right Purchase Price”); provided that if the Put Right Purchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, any interest on the Securities will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

                    (b)     The Company shall give written notice of the applicable Put Right Purchase Date by notice sent by first-class mail to the Trustee and to each Holder (at its address shown in the register of the Registrar) not less than 20 Business Days prior to each Put Right Purchase Date (the “Company Put Right Notice”). Each Company Put Right Notice shall include a form of Put Right Purchase Notice to be completed by a Holder and shall state:

(1) the Put Right Purchase Price, the Put Right Purchase Date and the Conversion Price and Conversion Rate then in effect;

(2) the name and address of the Paying Agent and the Conversion Agent;

          (3)     that Securities as to which a Put Right Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article 10 hereof and paragraph 9 of the Securities only to the extent that the Put Right Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(4) that Securities must be surrendered to the Paying Agent to collect payment;

          (5)     that the Put Right Purchase Price for any Security as to which a Put Right Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Put Right Purchase Date and the time of surrender of such Security as described in subclause (4) above;

(6) the procedures the Holder must follow to exercise rights under this Section 3.10 and a brief description of those rights;

(7) briefly, the conversion rights of the Securities;

(8) the procedures for withdrawing a Put Right Purchase Notice (including pursuant to the terms of Section 3.10(g));

          (9)     that, unless the Company defaults in making payment on Securities for which a Put Right Purchase Notice has been submitted, interest on such Securities will cease to accrue on and after the Put Right Purchase Date; and

(10) the CUSIP number of the Securities.

                    (c)     If any of the Securities to be redeemed are in the form of a Global Security, the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to repurchases.

                    (d)     At the Company’s request, the Trustee shall give the Company Put Right Notice on behalf of the Company and at the Company’s expense; provided, however, that, in all cases, the text of such Company Put Right Notice shall be prepared by the Company.

                    (e)     To exercise its rights pursuant to this Section 3.10, the Holder shall deliver to the Paying Agent of a written notice of purchase in the form set forth in Exhibit A attached hereto (a “Put Right Purchase Notice”) at any time from the opening of business on the date that is 20 Business Days prior to the applicable Put Right Purchase Date until the close of business on the Put Right Purchase Date stating:

          (1)     if certificated Securities have been issued, the certificate number of the Security which the Holder will deliver to be purchased (or if the Securities are not certificated, the Put Right Purchase Notice must comply with the procedures of the Depositary applicable to purchases);

          (2)     the portion (which may be 100%) of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be in a principal amount of $1,000 or an integral multiple thereof; and

(3) that such Security shall be purchased as of the applicable Put Right Purchase Date pursuant to the terms and conditions in this Section 3.10 and paragraph 8 of the Securities.

                    (f)     The Company shall purchase all Securities with respect to which a Put Right Purchase Notice is given and not withdrawn, upon the later of the applicable Put Right Purchase Date and delivery of such Securities to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent (if the Securities are not certificated, such delivery must comply with the procedures of the Depositary applicable to purchases). Delivery of such Security shall be a condition to receipt by the Holder of the Put Right Purchase Price therefor. The Put Right Purchase Price shall be paid pursuant to this Section 3.10 only if the Security delivered to the Paying Agent conforms in all respects to the description thereof in the related Put Right Purchase Notice, as determined by the Company.

                    (g)     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Put Right Purchase Notice contemplated by this Section 3.10 shall have the right to withdraw such Put Right Purchase Notice at any time prior to the close of business on the Put Right Purchase Date by delivery of a written notice of withdrawal to the Paying Agent specifying:

          (1)     the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted (or, if the Securities are not certificated, the withdrawal notice must comply with the procedures of the Depositary applicable to withdrawals);

(2) the aggregate principal amount of the Security (which must be equal to $1,000 or any integral multiple thereof) with respect to which such notice of withdrawal is being submitted; and

(3) the aggregate principal amount, if any, of such Security which remains subject to the original Put Right Purchase Notice and which has been or will be delivered for purchase by the Company.

(h) The Paying Agent shall promptly notify the Company of the receipt by it of any Put Right Purchase Notice or written notice of withdrawal thereof.

                    (i)     On or before 5:00 p.m. (local time in the City of New York) on the Business Day following the Put Right Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on or after such Put Right Purchase Date) sufficient to pay the aggregate Put Right Purchase Price of all the Securities or portions thereof which are to be purchased as of the Put Right Purchase Date. The manner in which the deposit required by this Section 3.10(i) is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds by the close of business on the Business Day after the Put Right Purchase Date.

          (1)     If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Put Right Purchase Price of any Security for which a Put Right Notice has been tendered and not withdrawn on the Put Right Purchase Date, then, on the close of business on the Business Day after the Put Right Purchase Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Put Right Purchase Price as aforesaid) and interest will cease to accrue on such Security.

          (2)     The Put Right Purchase Price shall be paid to such Holder with respect to Securities for which a Put Right Purchase Notice has been tendered and not withdrawn, subject to receipt of funds by the Paying Agent, promptly following the later of (A) the Business Day after the Put Right Purchase Date with respect to such Security (provided that the conditions in Section 3.10(f) have been satisfied) and (B) the time of delivery of such Security to the Paying Agent by the Holder thereof, in the manner required by Section 3.10(f). Securities in respect of which a Put Right Purchase Notice has been given by the Holder thereof; if convertible pursuant to Article 10 hereof, may not be converted on or after the date of the delivery of such Put Right Purchase Notice, unless such Put Right Purchase Notice has first been validly withdrawn as specified in Section 3.10(g).

          (3)     To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 3.10(i) exceeds the aggregate Put Right Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Put Right Purchase Date, the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

                    (j)     The Company shall only be obligated to purchase, pursuant to this Section 3.10, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                    (k)     Upon receipt by the Paying Agent of the Put Right Purchase Notice specified in Section 3.10(f), the Holder of the Security in respect of which such Put Right Purchase Notice was given shall (unless such Put Right Purchase Notice is withdrawn as specified herein) thereafter be entitled to receive solely the Put Right Purchase Price with respect to such Security.

                    SECTION 3.11  Securities Purchased in Part.  Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and promptly after the Fundamental Change Purchase Date or the Put Right Purchase Date, as the case may be, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

                    SECTION 3.12  Covenant to Comply with Securities Laws upon Purchase of Securities.  In connection with any offer to purchase or purchase of Securities under Section 3.07 or 3.10 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other schedule required under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Sections 3.07 through 3.10 to be exercised in the time and in the manner specified in this Indenture.

                    SECTION 3.13  Repayment to the Company.  The Trustee and the Paying Agent shall return to the Company any cash or Ordinary Shares or any other consideration that remains unclaimed as provided in paragraph 13 of the Securities and, to the extent applicable, Section 8.02 of this Indenture, together with interest or dividends, if any, thereon, held by them for the payment of the Fundamental Change Purchase Price and Make-Whole Premium, if any; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.07 exceeds the aggregate Fundamental Change Purchase Price of the Securities and Make-Whole Premium, if any, or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date then promptly after the Business Day following the Fundamental Change Purchase Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

ARTICLE 4

COVENANTS

                    SECTION 4.01  Payment of Principal, Premium, Interest on the Securities.  (a)  The Company will duly and punctually pay the principal of and interest at the Interest Rate in respect of the Securities in accordance with the terms of the Securities and this Indenture.  The Company will deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than 10:00 a.m., New York time on the day of the Stated Maturity of any Security or on any Interest Payment Date, all payments so due on such date.  Principal amount at Stated Maturity, Fundamental Change Purchase Price, and cash interest shall be considered paid on the applicable date due if at 10:00 a.m., New York time on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.  Except as otherwise noted, all references to the payment of interest include the payment of Additional Interest Amounts.

                    (b)     The Company shall, to the extent permitted by law, pay cash interest on overdue amounts at the rate per annum set forth in paragraph 1 on the reverse side of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for.  All such overdue interest shall be payable on demand.

                    SECTION 4.02  SEC and Other Reports.  The Company shall file with the Trustee, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the SEC.  The Company also shall comply with the other provisions of TIA Section 314(a).

                    SECTION 4.03  Compliance Certificate.  The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2004) an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                    SECTION 4.04  Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                    SECTION 4.05  Maintenance of Office or Agency.  The Company will maintain in The Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The New York branch office of the Corporate Trust Office of the Trustee, shall initially be such office or agency for all of the aforesaid purposes.  The Corporate Trust Office of the Trustee shall provide appropriate contact information therefor upon request.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee).  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

                    The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

                    SECTION 4.06  Delivery of Certain Information.  At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a holder or any beneficial holder of Securities or Ordinary Shares issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Securities or holder of Ordinary Shares issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security.  “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

                    SECTION 4.07  Additional Amounts.

                    (a)     All payments made by the Company under or with respect to the Securities will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, levies, duties, fees, assessments or other governmental charges of whatever nature (“Taxes”) imposed, levied, collected or assessed by or on behalf of any taxing authority within Israel, or within any other jurisdiction in which the Company or any of its Subsidiaries is organized or engaged in business for tax purposes (“Other Jurisdictions”), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.  If the Company is required to withhold or deduct or if it is otherwise required to pay any amount for or on account of Taxes imposed by a taxing authority within Israel, or within any Other Jurisdiction, from or in respect of any payment made under or with respect to the Securities, the Company will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder and beneficial owner of Securities (including Additional Amounts) after such withholding or deduction or other payment of Taxes will not be less than the amount such Holder or beneficial owner would have received if such Taxes had not been withheld or deducted or paid; provided, however, that no Additional Amounts will be payable with respect to a payment made to a Holder or beneficial owner of Securities:

          (i)     with respect to any Tax which would not have been imposed, payable or due but for the existence of any present or former connection between such Holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Securities) and Israel or any Other Jurisdiction, as the case may be, other than the mere holding of such Securities;

          (ii)     held in definitive registered form (“Definitive Registered Securities”), if the presentation of such Definitive Registered Securities for payment is not made within 30 days after the date such payment was due and payable or was provided for, whichever is later, except to the extent that the Holder or beneficial owner of such Securities would have been entitled to Additional Amounts upon presenting such Securities for payment on any date during such 30-day period;

(iii) with respect to any Tax that is an estate, inheritance, gift, sales or similar tax; or

          (iv)     with respect to any Tax that is imposed or withheld by reason of the failure of such Holder or beneficial owner to comply with a reasonable request by the Company addressed to such Holder or beneficial owner (A) to provide reasonable information concerning the nationality, residence or identity of such Holder or beneficial owner or (B) to make any reasonable declaration or other similar claim or satisfy any reasonable information or reporting requirement which, in the case of clause (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such Tax.

                    (b)     The Company will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  The Company will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each taxing authority imposing such Taxes.  The Company will furnish to the Holders, within 60 days after the date the payment of any taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Company, or, if such receipts are not obtainable, other evidence of such payments by the Company reasonably satisfactory to the Holders.

                    (c)     In addition, the Company will indemnify and hold harmless each Holder (subject to the exclusions set forth in clauses (i), (ii), (iii) or (iv) of paragraph (a) above) and will, upon written request of each Holder (subject to the exclusions set forth in clauses (i), (ii), (iii) or (iv) of paragraph (a) above, and provided that reasonable supporting documentation is provided), reimburse such Holder for the amount of any Taxes levied or imposed by Israel or any Other Jurisdiction and paid by such Holder as a result of payments made under or with respect to the Securities.  Any payment pursuant to this paragraph (c) shall be an Additional Amount.

                    (d)     At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, it will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and setting forth such other information necessary to enable the Trustee to pay such Additional Amounts to the Holders of Securities on the payment date.  Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal of, premium, if any, interest or of any other amount payable under or with respect to any Security such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

                    (e)     In addition, the Company will pay any stamp, issue, registration, documentary, value added or other similar taxes and other duties (including interest and penalties) payable in Israel or in the United States (or any political subdivision or taxing authority of either jurisdiction) in respect of the creation, issue, offering, execution or enforcement of the Securities or any documentation with respect thereto.

                    (f)     Any reference in this Indenture or the Securities to the payment of principal, interest or other amounts in respect of the Securities shall be deemed to include the payment of any Additional Amounts which may be payable as provided in this Section 4.07.

                    SECTION 4.08  Additional Interest Amounts Notice  In the event that the Company is required to pay Additional Interest Amounts to Holders pursuant to the Registration Rights Agreement, the Company will provide written notice (“Additional Interest Amount Notice”) to the Trustee of its obligation to pay Additional Interest Amounts no later than fifteen (15) days prior to the proposed payment date for the Additional Interest Amounts, and the Additional Interest Amounts Notice shall set forth the amount of Additional Interest Amounts to be paid by the Company on such payment date.  The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Additional Interest Amounts, or with respect to the nature, extent or calculation of the amount of Additional Interest Amounts when made, or with respect to the method employed in such calculation of the Additional Interest Amounts.

ARTICLE 5

SUCCESSOR CORPORATION

                    SECTION 5.01  When Company May Merge or Transfer Assets.  The Company shall not consolidate with, merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

          (a)     either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety is a corporation, limited liability company, partnership or trust that (i) shall be organized and validly existing under the laws of (x) the United States or any State of the United States or (y) a jurisdiction outside of the United States if the Person has common stock or American Depositary Shares representing common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b) at the time of such transaction, no Event of Default and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing;

          (c)     the Company shall have delivered to the Trustee an Officers’ Certificate stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied; and

          (d)     the Company shall have delivered to the Trustee an opinion of counsel of a nationally recognized law firm to the effect that the Holders will not recognize income, gain or loss for U.S. federal income or Israeli tax purposes as a result of such consolidation, merger, sale, lease or transfer of assets and will be subject to U.S. federal income and Israeli tax on the same amount and in the same manner and at the same times as would have been the case if such consolidation, merger, sale, lease or transfer of assets had not occurred.

                    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                    The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 10.11, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.  Subject to Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

ARTICLE 6

DEFAULTS AND REMEDIES

                    SECTION 6.01  Events of Default.  An “Event of Default” occurs if:

(1) the Company fails to pay when due the principal of any of the Securities at Stated Maturity or upon exercise of a purchase right, upon redemption or otherwise;

(2) the Company fails to pay an installment of interest (or Additional Interest Amounts, if any) on any of the Securities that continues for 30 days after the date when due;

          (3)     the Company fails to deliver Ordinary Shares, together with cash in lieu of fractional shares, or cash, or a combination thereof, when the same is required to be delivered upon conversion of a Security and such failure continues for 10 days after written notice of default is given to the Company by the Trustee or to the Company and the Trustee by the Holder of such Security;

          (4)     the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture for a period of 30 days after receipt by the Company of a Notice of Default (as defined in this Section 6.01);

(5) the Company fails to provide timely notice of a Fundamental Change for a period of 10 days after receipt by the Company of a Notice of Default;

          (6)     the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money in an amount in excess of $10 million, or there is an acceleration of indebtedness for borrowed money in an amount in excess of $10 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in either case, for a period of 30 days after receipt by the Company of a Notice of Default;

          (7)     the Company or any Significant Subsidiary or any Subsidiaries of the Company in the aggregate that would constitute a Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F) consents to the filing of such a petition or the appointment of or taking possession by a Custodian;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A)     is for relief against the Company or any Significant Subsidiary or any Subsidiaries of the Company in the aggregate that would constitute a Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary or any Subsidiaries of the Company in the aggregate would constitute a Significant Subsidiary insolvent or bankrupt;

          (B)     appoints a Custodian of the Company or any Significant Subsidiary or any Subsidiaries of the Company in the aggregate that would constitute a Significant Subsidiary or for any substantial part of its or their properties; or

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary or any Subsidiaries of the Company in the aggregate that would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 days.

                    A Default under clause (4), (5) or (6) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (4), (5)or (6)  above after actual receipt of such notice.  Any such notice must be in writing, specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

                    The Company will deliver to the Trustee, within five Business Days of becoming aware of the occurrence of an Event of Default, written notice thereof.  In addition, the Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both would become an Event of Default under clause (4), (5) or (6) above, its status and what action the Company is taking or proposes to take with respect thereto.

                    SECTION 6.02  Acceleration.  If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by written notice to the Company and the Trustee, may declare the Securities due and payable at their principal amount together with accrued and unpaid interest.  Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

                    If an Event of Default specified in Section 6.01(7) or (8) above occurs and is continuing, then the principal and the interest on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

                    The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Holder) may rescind or annul an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived, except nonpayment of the principal and any accrued and unpaid cash interest that have become due solely as a result of acceleration, and if all amounts due to the Trustee under Section 7.07 have been paid.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                    SECTION 6.03  Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal and any accrued cash interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                    The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or produce any of the Securities in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

                    SECTION 6.04  Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Holder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(1) or (2), (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected or (3) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 10.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.  This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                    SECTION 6.05  Control by Majority.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it against loss, liability or expense.  This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                    SECTION 6.06  Limitation on Suits.  A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

(5) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

                    A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

                    SECTION 6.07  Rights of Holders to Receive Payment and to Convert.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Fundamental Change Purchase Price or any accrued and unpaid cash interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

                    SECTION 6.08  Collection Suit by Trustee.  If an Event of Default described in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

                    SECTION 6.09  Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Fundamental Change Purchase Price or any accrued and unpaid cash interest in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a)     to file and prove a claim for the whole amount of the principal amount, Fundamental Change Purchase Price or any accrued and unpaid cash interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

          (b)     to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

                    Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                    SECTION 6.10  Priorities.  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

(1) to the Trustee for amounts due under Section 7.07;

          (2)     to Holders for amounts due and unpaid on the Securities for the principal amount, Fundamental Change Purchase Price or any accrued and unpaid cash interest (including, Additional Interest Amounts, if any) as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

(3) the balance, if any, to the Company.

                    The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.  At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

                    SECTION 6.11  Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding.  This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                    SECTION 6.12  Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Fundamental Change Purchase Price or any accrued and unpaid cash interest in respect of Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

                    SECTION 7.01  Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

                    (b)     Except during the continuance of an Event of Default:

                    (1)     the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                    (2)     in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.  This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                    (c)     The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                    (1)     this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

                    (2)     the Trustee shall not be liable for any error of judgment made in good faith by it unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (3)     the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.  Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

                    (d)     Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

                    (e)     The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

                    (f)     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

                    SECTION 7.02  Rights of Trustee.  Subject to its duties and responsibilities under the provisions of Section 7.01, and, except as expressly excluded from this Indenture pursuant to said Section 7.01, subject also to its duties and responsibilities under the TIA:

          (a)     the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b)     whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

          (c)     the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (d)     the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

          (e)     the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (f)     the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

          (g)     any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a resolution of the Board of Directors;

          (h)     the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company (which cost shall be reasonable) and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

          (i)     the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

          (j)     the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

          (k)     the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

          (l)     the Trustee shall not be responsible for information in any notice provision provided to the Trustee by the Company.  Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel.  The Trustee shall be protected and it shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                    SECTION 7.03  Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

                    SECTION 7.04  Trustee’s Disclaimer.  The Trustee makes no representation as to the validity or adequacy of this Indenture, or the Securities, it shall not be accountable for the Company’s use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act contemplated by the Registration Rights Agreement or in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

                    SECTION 7.05  Notice of Defaults.  If a Default occurs and if it is known to a Responsible Officer of the Trustee, the Trustee shall give to each Holder notice of the Default within 90 days after the occurrence thereof, unless such Default shall have been cured or waived before the giving of such notice.  Except in the case of a Default described in Section 6.01(1) or (2), the Trustee may withhold the notice if and so long as a committee of its trust officers in good faith determines that withholding the notice is in the best interest of Holders.  The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.  The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

                    SECTION 7.06  Reports by Trustee to Holders.  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a).  The Trustee also shall comply with TIA Section 313(b).

                    A copy of each report at the time of its mailing to Holders shall be filed with the SEC and, if required, each securities exchange, if any, on which the Securities are listed.  The Company agrees to promptly notify the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.

                    SECTION 7.07  Compensation and Indemnity.  The Company agrees:

          (a)     to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

          (b)     to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c)     to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorney’s fees and expenses and taxes (other than taxes based upon, measured by or determined by reference to the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                    To secure the Company’s payment obligations in this Section 7.07, the Holders shall have been deemed to have granted to the Trustee a lien prior to the Securities on all money or property held or collected by the Trustee, except for the money and property held in trust to pay the principal amount, Fundamental Change Purchase Price, or cash interest, if any, as the case may be, on particular Securities.

                    The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

                    SECTION 7.08  Replacement of Trustee.  The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company.  The Company may remove the Trustee and shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

                    If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

                    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                    If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

                    If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                    SECTION 7.09  Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                    SECTION 7.10  Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b).  The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

                    SECTION 7.11  Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 8

DISCHARGE OF INDENTURE

                    SECTION 8.01  Discharge of Liability on Securities.  When all outstanding Securities will become due and payable within one year of their Stated Maturity and the Company has deposited with the Trustee cash sufficient to pay and discharge all outstanding Securities on the date of their Stated Maturity, then the Company may discharge its obligations under this Indenture while Securities remain outstanding; provided that provisions of Section 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.12, Section 4.01, Section 4.05, Section 7.07, Article 10 and this Article 8 shall survive until the Securities have been paid in full.  The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

                    SECTION 8.02  Repayment of the Company.  The Trustee and the Paying Agent shall promptly return to the Company upon written request (i) any excess money held by them at any time and (ii) any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

                    SECTION 8.03  Deposited Monies to Be Held in Trust by Trustee.  Subject to Section 8.02, all monies deposited with the Trustee pursuant to Section 8.01 shall be held in trust for the sole benefit of the Holders and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

                    SECTION 8.04  Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money in accordance with Sections 8.01 and 8.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Sections 8.01 and 8.03; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS

                    SECTION 9.01  Without Consent of Holders.  The Company and the Trustee may amend this Indenture or the Securities without the consent of any Holder for the purposes of, among other things:

(1) adding to the Company’s covenants for the benefit of the Holders;

(2) surrendering any right or power conferred upon the Company;

(3) providing for conversion rights of Holders if any reclassification or change of Ordinary Shares or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs;

(4) increasing the Conversion Rate;

(5) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6) making any changes or modifications to this Indenture necessary in connection with the registration of the Securities under the Securities Act as contemplated by the Registration Rights Agreement;

(7) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture;

(8) adding or modifying any other provisions which the Company and the Trustee may deem necessary or desirable;

(9) complying with Article 5;

          (10)   providing for uncertificated Securities in addition to the Certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended; or

(11) providing for the appointment of a successor trustee.

                    Notwithstanding the foregoing, such modification or amendments may only be made to the extent that they do not adversely affect the interests of the Holders in any material respect.

                    SECTION 9.02  With Consent of Holders.  With the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding or by the adoption of a resolution at a meeting of Holders at which a quorum is present by at least a majority in aggregate principal amount of the Securities represented at the meeting, the Company may modify and amend this Indenture or the Securities and waive noncompliance by the Company.  However, without the consent of each Holder affected, a modification, amendment or waiver to this Indenture or the Securities may not:

(1) change the maturity of the principal of or any installment of interest on any Security or any payment of Additional Interest Amounts;

(2) reduce the principal amount of, or interest on or any payment of Additional Interest Amounts on, any Security or the amount payable upon redemption or purchase of any Security;

(3) change the currency of payment of principal of, or interest on any Security;

(4) modify the Company’s obligation to maintain an agency or office in Borough of Manhattan, The City of New York;

(5) impair the right to institute suit for the enforcement of any payment on or with respect to, or conversion of, any Security;

(6) modify the Company’s purchase obligations or redemption rights under Article 3 in a manner adverse to the Holders;

          (7)     except as otherwise permitted or contemplated by provisions of this Indenture concerning corporate reorganizations, materially adversely affect the purchase option of Holders or the conversion rights of Holders; or

(8) reduce the percentage in aggregate principal amount of Securities outstanding necessary to modify or amend this Indenture or to waive any past default.

                    It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                    After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

                    SECTION 9.03  Compliance with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

                    SECTION 9.04  Revocation and Effect of Consents, Waivers and Actions.  Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective.  After an amendment, waiver or action becomes effective, it shall bind every Holder.

                    SECTION 9.05  Notation on or Exchange of Securities.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

                    SECTION 9.06  Trustee to Sign Supplemental Indentures.  The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign such supplemental indenture.  In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                    SECTION 9.07  Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10

CONVERSION

                    SECTION 10.01  Conversion Right and Conversion Rate.  (a)  A Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof), at the Conversion Rate then in effect, into Ordinary Shares at any time prior to the earlier of (1) the close of business on the Business Day prior to the Redemption Date, and (2) the close of business on the Final Maturity Date.  The initial “Conversion Rate” is 53.4474 Ordinary Shares per $1,000 principal amount of the Securities and is subject to adjustment as provided in this Article 10.  In addition, a Holder may be entitled to the Make-Whole Premium in addition to the Ordinary Shares deliverable upon conversion of such Holder’s Securities in accordance with Section 3.07 hereof.

                    (b)     The conversion right, subject to the conditions described in this Section 10.01, shall commence on the initial issuance date of the Securities and expire at the close of business on the Final Maturity Date, subject, in the case of conversion of any Global Security, to any Applicable Procedures. If a Security is called for redemption or submitted or presented for purchase pursuant to Article 3, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date, or the Business Day following the Fundamental Change Purchase Date or Put Right Purchase Date, as the case may be, for such Security (unless the Company shall default in paying the Redemption Price, Fundamental Change Purchase Price or Put Right Purchase Price when due in accordance with Article 3, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased, as the case may be). Securities in respect of which a Fundamental Change Purchase Notice or a Put Right Purchase Notice, as the case may be, has been delivered may not be surrendered for conversion pursuant to this Article 10 prior to a valid withdrawal of such Fundamental Change Notice or Put Right Purchase Notice, as the case may be in accordance with the provisions of Article 3.

                    SECTION 10.02  Exercise of Conversion Right.  (a)  To exercise the conversion right, the Holder of any Security to be converted shall in the case of Global Securities, comply with the Applicable Procedures, and, in the case of Certificated Securities, surrender such Security duly endorsed or assigned to the Company or in blank, at the office of any Conversion Agent, accompanied by a duly signed conversion notice (a “Conversion Notice”) substantially in the form attached to the Security to the Company stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

(b) Except in the case of:

(i) Securities that are subject to a Redemption Notice pursuant to which the Redemption Date falls after a Regular Record Date and on or before the corresponding Interest Payment Date;

          (ii)     Securities that are submitted for conversion into Ordinary Shares following notice by the Company of a Fundamental Change pursuant to Section 3.07(b) where the applicable Fundamental Change Purchase Date falls after a Regular Record Date and on or before the corresponding Interest Payment Date;

(iii) Securities that are subject to a Company Put Right Notice where the Put Right Purchase Date falls after a Regular Record Date and on or before the corresponding Interest Payment Date; and

          (iv)     Securities that are submitted for conversion into Ordinary Shares where the Conversion Date falls after the last Regular Record Date prior to the Final Maturity Date and before the opening of business on the last Interest Payment Date prior to the Final Maturity Date, each Security surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest to be received on such Interest Payment Date on the principal amount of Securities being surrendered for conversion.

                    (c)     Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions (the “Conversion Date”), and at such time the rights of the Holders of such Securities as Holders shall cease (and all obligations of the Company with respect thereto shall be deemed satisfied, including with respect to the principal amount and any accrued and unpaid interest, including any Additional Interest), and the Person or Persons entitled to receive the Ordinary Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares at such time.  As promptly as practicable on or after the Conversion Date, the Company shall cause to be issued and delivered to such Conversion Agent a certificate or certificates for or, if applicable, other book-entry confirmation representing the number of full Ordinary Shares issuable upon conversion together with payment in lieu of any fraction of a share as provided in Section 10.03 (together, the “Conversion Consideration”).

                    (d)     Notwithstanding the foregoing, in lieu of delivery of Ordinary Shares upon conversion of any Securities, for all or any portion of the Securities, the Company may elect to pay the Conversion Consideration to Holders surrendering Securities for conversion in cash, Ordinary Shares or a combination thereof.  In the event that the Company elects to pay all or a portion of the Conversion Consideration in cash, the Company shall give notice (which notice shall be irrevocable) to any Holder surrendering securities for conversion no later than two Business Days after receiving a Conversion Notice (the “Election Date”); provided, however, that the Company shall not be required to give such notice in the event that it has previously delivered a Redemption Notice pursuant to Section 3.03 indicating the form of consideration in which the Conversion Consideration will be paid in respect of any Securities surrendered for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date.  The number of Ordinary Shares to be delivered per Security shall be calculated as follows:

[(T x P) – C] / T

where:

T = the average of the Applicable Share Price over the five Trading Day period immediately following either (1) the Election Date, unless the Company has previously given notice of a redemption pursuant to Section 3.03, or (2) the Conversion Date, if the Company has given such a notice of redemption specifying that the Company has elected to pay such Holders cash.

P = the Conversion Rate in effect on the Election Date or the Conversion Date, as applicable.

C = the cash amount to be delivered per Security, provided, however, that in no event will this amount exceed the product of T and P.

                    Notwithstanding the foregoing, in lieu of delivery of Ordinary Shares upon conversion of any Securities, prior to the receipt of any Conversion Notice, the Company shall be permitted to make an election (which shall be irrevocable and shall apply generally to all Holders) to pay Conversion Consideration in cash, Ordinary Shares or a combination thereof.  Such election shall be made by giving notice thereof to the Trustee and shall become effective upon receipt by the Trustee.

                    (e)     Any cash deliverable upon conversion will be delivered through the Conversion Agent no later than the third Business Day following the determination of the Applicable Share Price; provided, however, that if the Company elects to make all of such payment in cash, the payment will be made to Holders surrendering Securities no later than the tenth Business Day following the applicable Conversion Date.Except as specifically provided herein, no cash payment or other adjustment will be made on conversion of any Securities for interest accrued thereon or for dividends on any Ordinary Shares.  Accrued and unpaid interest will be deemed paid in full rather than canceled, extinguished or forfeited.

                    (f)     In the case of any Certificated Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Securities.

                    (g)     If Ordinary Shares to be issued upon conversion of a Restricted Security or portion thereof are to be registered in a name other than that of the Holder of such Restricted Security, such Holder must deliver to the Conversion Agent a certificate in substantially the form set forth in the form of Security set forth in Exhibit C annexed hereto, dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security.  Neither the Trustee nor any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the Holder Ordinary Shares or Securities issued upon conversion of any such Restricted Security not so accompanied by a properly completed certificate.

                    (h)     Except as otherwise provided herein, if the Notes are converted after a Record Date for an Interest Payment Date but prior to the next Interest Payment Date, those Notes must be accompanied by funds equal to the interest payable to the Holder of the Notes on such Record Date on the next Interest Payment Date on the principal amount so converted.

                    SECTION 10.03  Fractions of Shares.  No fractional Ordinary Shares shall be issued upon conversion of any Security or Securities.  If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered.  Instead of any fractional Ordinary Shares which would otherwise be issued upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Sale Price per Share of the Ordinary Shares as of the Trading Day preceding the Conversion Date.

                    SECTION 10.04  Adjustment of Conversion Rate.  The Conversion Rate shall be subject to adjustments, calculated by the Company, from time to time as follows:

        (a)     In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Ordinary Shares in Ordinary Shares, the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:

         (1)     the numerator of which shall be the sum of the number of Ordinary Shares outstanding at the close of business on the Record Date fixed for such determination and the total number of shares constituting such dividend or other distribution, and

(2) the denominator of which shall be the number of Ordinary Shares outstanding at the close of business on the Record Date fixed for such determination.

Such increase shall become effective immediately after the opening of business on the Business Day following the Record Date.  If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

          (b)     In case the outstanding Ordinary Shares shall be subdivided into a greater number of Ordinary Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding Ordinary Shares shall be combined into a smaller number of Ordinary Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced.  In each such case, the Conversion Rate shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding immediately after giving effect to such subdivision or combination and the denominator of which shall be the number of Ordinary Shares outstanding immediately prior to such subdivision or combination.  Such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (c)     In case the Company shall issue rights or warrants to all holders of its outstanding Ordinary Shares entitling them (for a period of not more than 45 days) to subscribe for or purchase Ordinary Shares (or securities convertible into Ordinary Shares) at a price per share (or having a Conversion Price per share) less than the Current Market Price per Ordinary Share on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Rate in effect at the opening of business on the date after such Record Date by a fraction:

          (1)     the numerator of which shall be the number of Ordinary Shares outstanding on the close of business on the Record Date plus the total number of additional Ordinary Shares so offered for subscription or purchase (or into which the convertible securities so offered are convertible) at such below Current Market Price, and

          (2)     the denominator of which shall be the number of Ordinary Shares outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate Conversion Price of the convertible securities so offered) would purchase at such Current Market Price.

Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants.  To the extent that Ordinary Shares (or securities convertible into Ordinary Shares) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Ordinary Shares (or securities convertible into Ordinary Shares) actually delivered.  In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed.  In determining whether any rights or warrants entitle the holders to subscribe for or purchase Ordinary Shares at less than such Current Market Price, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

          (d)     In case the Company shall, by dividend or otherwise, distribute to all holders of its Ordinary Shares of any class of Share Capital of the Company (other than any dividends or distributions to which Section 10.04(a) applies) or evidences of its indebtedness or other assets, including securities, but excluding (1) any rights or warrants referred to in Section 10.04(c), (2) any dividends or distributions in connection with a reclassification, change of the Company’s Ordinary Shares, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 10.11 hereof applies and (3) dividends and distributions paid exclusively in cash referred to in Section 10.04(e) (the securities described in foregoing clauses (1), (2) and (3) hereinafter in this Section 10.04(d) called the “excluded securities”), then, in each such case, subject to the second succeeding paragraph of this Section 10.04(d), the Conversion Rate shall be adjusted so that the same shall be equal to the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

(1) the numerator of which shall be such Current Market Price per Ordinary Share on the Record Date, and

          (2)     the denominator of which shall be the Current Market Price per Ordinary Share on such date, less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the securities, evidences of indebtedness or other assets so distributed (other than excluded securities) applicable to one Ordinary Share (determined on the basis of the number of shares of Ordinary Shares outstanding on the Record Date).

Such increase shall become effective immediately prior to the opening of business on the day following the Record Date.  However, in the event that the then fair market value (as so determined) of the portion of the securities, evidences of indebtedness or other assets so distributed (other than excluded securities) applicable to one Ordinary Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of securities, evidences of indebtedness or other assets so distributed (other than excluded securities) such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such Record Date.  In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

                    If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10.04(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution (other than excluded securities), it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 10.04(g) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interests of the Holder.

                    For purposes of this Section 10.04(d) and Sections 10.04(a), 10.04(b) and 10.04(c), any dividend or distribution to which this Section 10.04(d) is applicable that also includes Ordinary Share, a subdivision or combination of Ordinary Share to which Section 10.04(b) applies, or rights or warrants to subscribe for or purchase Ordinary Shares (or securities convertible into Ordinary Shares) to which Section 10.04(c) applies (or any combination thereof), shall be deemed instead to be:

          (1)     a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such Ordinary Share, such subdivision or combination or such rights or warrants to which Sections 10.04(a), 10.04(b) and 10.04(c) apply, respectively (and any Conversion Rate increase required by this Section 10.04(d) with respect to such dividend or distribution shall then be made), immediately followed by

          (2)     a dividend or distribution of such Ordinary Share, such subdivision or combination or such rights or warrants (and any further Conversion Rate increase required by Sections 10.04(a), 10.04(b) and 10.04(c) with respect to such dividend or distribution shall then be made), except:

          (A)     the Record Date of such dividend or distribution shall be substituted as (x) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 10.04(a), (y) “the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section 10.04(b), and (z) as “the date fixed for the determination of stockholders entitled to receive such rights or warrants”, “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 10.04(c), and

          (B)     any Ordinary Shares included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 10.04(a) and any increase or reduction in the number of Ordinary Shares resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

          (e)     In case the Company shall, by dividend or otherwise, distribute to all holders of its Ordinary Shares, cash, then and in each such case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction:

(i) the numerator of which shall be equal to the Current Market Price on such Record Date, and

          (ii)     the denominator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the aggregate amount of the cash distributed and (y) the number of Ordinary Shares outstanding on the Record Date.

In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

          (f)     In case the Company or any of its Subsidiaries pays holders of the Ordinary Shares in respect of a tender offer or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for Ordinary Shares to the extent that the cash and fair market value of any other consideration included in the payment per Ordinary Share exceeds the Sale Price per Ordinary Share on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”), then, and in each such case, the Conversion Rate shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

          (1)     the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of Ordinary Shares outstanding (less any Purchased Shares) at the Expiration Time and the Sale Price of the Ordinary Shares on the Trading Day next succeeding the Expiration Time, and

          (2)     the denominator of which shall be the number of Ordinary Shares outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Sale Price of the Ordinary Shares on the Trading Day next succeeding the Expiration Time.

Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time.  In the event that the Company is obligated to purchase shares pursuant to any such tender offer or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made.

(g) For purposes of this Section 10.04, the following terms shall have the meanings indicated:

          “Current Market Price” shall mean the average of the daily Sale Prices per Ordinary Share for the ten consecutive Trading Days ending not later than the earlier of the date immediately prior to the date in question and the day before the “ex” date with respect to the issuance, distribution, subdivision or combination requiring such computation.  If another issuance, distribution, subdivision or combination to which Section 10.04 applies occurs during the period applicable for calculating “Current Market Price” pursuant to the preceding definition, then “Current Market Price” shall be appropriately adjusted to reflect the impact of such issuance, distribution, subdivision or combination on the Sale Price of the Ordinary Share during such period.  For purposes of this paragraph, the term “ex” date, when used:

          (A)     with respect to any issuance or distribution, means the first date on which the Ordinary Shares trades regular way on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution;

          (B)     with respect to any subdivision or combination of Ordinary Shares, means the first date on which the Ordinary Shares trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

(C) with respect to any tender or exchange offer, means the first date on which the Ordinary Shares trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 10.04, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 10.04 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(2) “fair market value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

          (3)     “Record Date” shall mean for purposes of this Article 10, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares have the right to receive any cash, securities or other property or in which the Ordinary Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          (h)     The Company may make such increases in the Conversion Rate, in addition to those required by Section 10.04(a), (b), (c), (d), (e) or (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Ordinary Shares or rights to purchase Ordinary Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                    To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and the increase is irrevocable during the period and the Board of Directors determines in good faith that such increase would be in the best interests of the Company, which determination shall be conclusive and set forth in a Board Resolution.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

          (i)     No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 10.04(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  In the event that an adjustment has been carried forward pursuant to the preceding sentence but has not yet been taken into account in an adjustment to the Conversion Rate and notwithstanding the first sentence of this paragraph (i), an adjustment to the Conversion Rate will be made in accordance with the relevant paragraph of this Section 10.04 annually on November 9, or

(x) 5 Business Days prior to the Final Maturity Date (whether at Stated Maturity or otherwise), or

(y) immediately following a Redemption Notice or following notice by the Company of a Fundamental Change pursuant to Section 3.07(a), or provided that no further adjustment shall be made in the case of (x) and (y) if such adjustment has previously been made.

                    All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.  No adjustment need be made for a change in the par value or no par value of the Ordinary Shares.  No adjustment in the Conversion Rate shall be required if the Holders participate in the transactions that would otherwise lead to an adjustment in the Conversion Rate pursuant to this Section 10.04.

          (j)     In any case in which this Section 10.04 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Security converted after such Record Date and before the occurrence of such event the additional Ordinary Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Ordinary Shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 10.03 hereof.

          (k)     For purposes of this Section 10.04, the number of Ordinary Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.  The Company will not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company.

                    SECTION 10.05  Notice of Adjustments of Conversion Rate.  Whenever the Conversion Rate is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 10.04(h) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based.  Promptly after delivery of such Officers’ Certificate, the Company shall prepare a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective, and shall mail, or cause the Trustee to mail, at the Company’s expense, such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                    SECTION 10.06  Notice Prior to Certain Actions.  In case at any time after the date hereof:

(1) the Company shall declare a dividend (or any other distribution) on its Ordinary Shares payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

          (2)     the Company shall authorize the granting to the holders of its Ordinary Shares of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

          (3)     there shall occur any reclassification of the Ordinary Shares of the Company (other than a subdivision or combination of its outstanding Ordinary Shares, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

(4) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 4.05 hereof, and shall cause to be provided to the Trustee and all Holders in accordance with Section 11.02 hereof, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating:

          (A)     the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of record of Ordinary Shares to be entitled to such dividend, distribution, rights or warrants are to be determined, or

          (B)     the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Ordinary Shares shall be entitled to exchange their of Ordinary Shares for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

                    Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 10.06.

                    SECTION 10.07  Company to Reserve Ordinary Shares.  The Company shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Ordinary Shares, for the purpose of effecting the conversion of Securities, the full number of shares of fully paid and nonassessable Ordinary Shares then issuable upon the conversion of all Securities outstanding.

                    SECTION 10.08  Taxes on Conversions.  Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of Ordinary Shares on conversion of Securities pursuant hereto.  A Holder delivering a Security for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of Ordinary Shares in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

                    SECTION 10.09  Covenant as to Ordinary Shares.  The Company covenants that all of Ordinary Shares which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable.

                    SECTION 10.10  Cancellation of Converted Securities.  All Securities delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.10.

                    SECTION 10.11  Effect of Reclassification, Consolidation, Merger or Sale.  If any of following events occur, namely:

          (1)     any reclassification or change of the outstanding Ordinary Shares (other than a change in nominal value, or from nominal value to no nominal value, or from no nominal value to nominal value, or as a result of a subdivision or combination),

(2) any merger, consolidation, statutory share exchange or combination of the Company with another corporation, or

(3) any sale or conveyance of all, or substantially all, the properties and assets of the Company to any other Person,

in each case, as a result of which holders of Ordinary Shares shall be entitled to receive share capital, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Ordinary Shares, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that such Security shall be convertible into the kind and amount of share capital and other securities or property or assets (including cash or any combination thereof) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted into Ordinary Shares immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Ordinary Shares did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance is not the same for each Ordinary Share in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 10.11 the kind and amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares).  Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10.  If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Ordinary Shares includes share capital or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the purchase rights set forth in Section 3.01 hereof.

                    The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                    The above provisions of this Section 10.11 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

                    If this Section 10.11 applies to any event or occurrence, Section 10.04 hereof shall not apply to such event or occurrence.

                    SECTION 10.12  Adjustment for Other Distributions.  Notwithstanding the foregoing, if, after the Issue Date of the Securities, the Company pays a dividend or makes a distribution to all holders of its Ordinary Shares consisting of Share Capital of any class or series, or similar equity interests as described in Section 10.04(d), of or relating to a Subsidiary or other business unit of the Company (the “Spinoff Securities”), the Conversion Rate shall be increased  so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date fixed for the determination of Shareholders entitled to receive such distribution by a fraction: the numerator of which shall be the sum of (A) the average Post Distribution Price per Ordinary Share over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences in the Ordinary Shares on the Nasdaq National Market or such other U.S. national or regional exchange or market on which the Ordinary Shares are then listed or quoted and (B) the average Post Distribution Price over the Spinoff Valuation Period of the portion of the Spinoff Securities so distributed applicable to one Ordinary Share and the denominator of which shall be the average Post Distribution Price of one Ordinary Share over the Spinoff Valuation Period, such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which “ex-dividend trading” commences; provided, however, that the Company may in lieu of the foregoing adjustment elect to reserve the pro rata portion of such Spinoff Securities so that each Holder of Securities shall have the right to receive upon conversion thereof the amount of such Spinoff Securities of such Subsidiary or business unit that such Holder of Securities would have received if such Securities had been converted on the record date with respect to such distribution.

                    “Post-Distribution Price” per Ordinary Share or any similar equity interest on any date means the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a “when issued” basis without due bills (or similar concept) as reported in the composite transactions for the New York Stock Exchange or such other national or regional exchange or market on which such Share Capital or equity interest is traded or, if the Share Capital or equity interest, as the case may be, is not listed on a United States national or regional securities exchange or market, as reported by the OTC Bulletin Board or successor thereto or by Pink Sheets LLC (formerly the National Quotation Bureau Incorporated); provided that if on any date such units have not traded on a “when issued” basis, the Post-Distribution Price shall be the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a “regular way” basis without due bills (or similar concept) as reported in the composite transactions for the New York Stock Exchange or such other national or regional exchange on which such Share Capital or equity interest is traded or, if the Share Capital or equity interest as the case may be, is not listed on a United States national or regional securities exchange, as reported by the OTC Bulletin Board or successor thereto or by Pink Sheets LLC (formerly the National Quotation Bureau Incorporated).  In the absence of such quotation, the Company shall be entitled to determine the Post-Distribution Price on the basis of such quotations, which reflect the post-distribution value of the Share Capital or equity interests as it considers appropriate.

                    SECTION 10.13  Responsibility of Trustee for Conversion Provisions.  The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Ordinary Shares, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Ordinary Shares or share certificates or other securities or property upon the surrender of any Security for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

ARTICLE 11

MISCELLANEOUS

                    SECTION 11.01  Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.  If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

                    SECTION 11.02  Notices.  Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows, or, other than notices to the Company, transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

AudioCodes Ltd.
1 Hayarden Street
Airport City
Lod, 70151
Israel
Attention: General Counsel
Facsimile: +972 (3) 976-4040

if to the Trustee:

U.S. Bank National Association
100 Wall Street, 16th Floor, NY, NY 10005
Attention: Corporate Trust Services
Facsimile: (212) 509-3384/5429

                    The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

                    Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                    Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

                    If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

                    SECTION 11.03  Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

                    SECTION 11.04  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                    SECTION 11.05  Statements Required in an Officers’ Certificate or Opinion.  Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

          (3)     a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

                    SECTION 11.06  Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                    SECTION 11.07  Rules by Trustee, Paying Agent, Conversion Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

                    SECTION 11.08  Legal Holidays.  A “Legal Holiday” is any day other than a Business Day.  If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

                    SECTION 11.09  GOVERNING LAW.  THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.  THE COMPANY HAS APPOINTED AUDIOCODES, INC. AS ITS AGENT FOR SERVICE OF PROCESS IN ANY LEGAL PROCEEDING WITH RESPECT TO THIS INDENTURE OR THE NOTES AND FOR ACTIONS BROUGHT UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS, IN ANY FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK.  ANY SUIT, ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS INDENTURE OR UNDER THE NOTES MAY BE BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK, AND EACH OF THE PARTIES HEREBY CONSENTS TO THE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH SUIT, ACTION OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING WHICH IS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                    SECTION 11.10  No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

                    SECTION 11.11  Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

                    SECTION 11.12  Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

[Remainder of the page intentionally left blank.]

                    IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

AUDIOCODES LTD.

By: /S/ NACHUM FALEK

Name: Nachum Falek
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By: /S/ CHERYL L. CLARKE

Name: Cheryl L. Clarke
Title: Assistant Vice President

EXHIBIT A

[FORM OF GLOBAL NOTE]

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (A) PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR THE ISSUE DATE OF OPTION SECURITIES, IF ANY) AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. PRIOR TO A TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (3) ABOVE, THE HOLDER OF THIS SECURITY MUST FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AND LEGAL OPINIONS AS THEY MAY REASONABLY REQUIRE.

AUDIOCODES LTD.

2.00% Senior Convertible Notes due 2024

CUSIP NO. 050732 AA 4

No.:

Issue Date: November 9, 2004

        AUDIOCODES LTD., an Israeli company, promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Million Dollars ($100,000,000) on or before November 9, 2024.

        This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

        Additional provisions of this Security are set forth on the other side of this Security.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

AUDIOCODES LTD. BY: —————————————— Name: Title:

5

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

        U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture (as defined on the other side of this Security).

BY: —————————————— Authorized Signatory

6

[FORM OF REVERSE SIDE OF SECURITY]

2.00% Senior Convertible Notes due 2024

        Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture (the “Indenture”) dated November 9, 2004 between the Company and U.S. Bank National Association (the “Trustee”) unless otherwise indicated.

1.     Cash Interest

        The Company promises to pay interest at the Interest Rate in cash on the principal amount of this Security. The Company will pay cash interest semiannually in arrears on November 9 and May 9 of each year (each an “Interest Payment Date”), commencing May 9, 2005, to Holders of record at the close of business on the preceding April 24 and October 24 (whether or not a Business Day) (each a “Regular Record Date”), as the case may be, immediately preceding such Interest Payment Date. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay cash interest on overdue principal at the rate borne by the Securities, and it shall pay interest in cash on overdue installments of cash interest at the same rate to the extent lawful. All such overdue cash interest shall be payable on demand. Except as otherwise set forth in the Indenture, upon conversion, accrued and unpaid interest shall be deemed paid in full rather than cancelled, extinguished or forfeited.

2.     Method of Payment

        Subject to the terms and conditions of the Indenture, the Company shall make payments in respect of the principal of, and cash interest on this Security and in respect of the Fundamental Change Purchase Price and the Make-Whole Premium, if any, to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check or wire transfer payable in such money. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

3.     Paying Agent, Conversion Agent and Registrar

        Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, The Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

7

4.     Indenture

        The Company issued the Securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

        The Securities are general unsecured senior obligations of the Company limited to an aggregate principal amount of up to $100,000,000, or an aggregate principal amount of up to $125,000,000 if the 30-day Option is exercised fully, upon a Company Order without any further action by the Company. The aggregate principal amount of the Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07 of the Indenture. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

        No sinking fund is provided for the Securities.

5.     Optional Redemption

        Prior to November 9, 2009, this Security shall not be redeemable. The Company may, at its option, redeem the Securities on or after November 9, 2009, at a Redemption Price equal to $1,000 per $1,000 principal amount of the Securities to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date; provided that if the Redemption Date falls after a Regular Record Date and on or before an Interest Payment Date, then the interest will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date and the Redemption Price shall not include such interest payment. Securities or portions of Securities called for redemption shall be convertible by the Holder until the close of business on the Business Day prior to the Redemption Date.

6.     Notice of Redemption

        Notice of redemption, as set forth in Section 3.03 of the Indenture, will be mailed by first-class mail at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest to, but excluding, the Redemption Date, interest shall cease to accrue on Securities or portions of them called for redemption.

8

7.     Purchase by the Company at the Option of the Holder upon a Fundamental Change

        If there shall have occurred a Fundamental Change (subject to certain conditions provided for in the Indenture), each Holder, at such Holder’s option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to purchase its Securities (or any portion of the principal amount hereof that is at least $1,000 or any whole multiple thereof, provided that the portion of the principal amount of this Security to be outstanding after such purchase is at least equal to $1,000) at the Fundamental Change Purchase Price in cash plus any accrued and unpaid interest to but not including the Fundamental Change Purchase Date.

        If there shall have occurred a Fundamental Change pursuant to clause (i) or (ii) of the definition thereof, the Fundamental Change Purchase Date is on or before November 9, 2009 and a Holder surrenders Securities for purchase, the Company shall pay to such Holder a Make-Whole Premium in addition to the Fundamental Change Purchase Price. The Make-Whole Premium will also be paid on the Fundamental Change Purchase Date to the Holders of the Securities who convert their Securities on or after the date on which the Company has given a notice to all Holders of Securities in accordance with Section 3.07(b) of the Indenture and on or before the Fundamental Change Purchase Date.

        A written notice of the Fundamental Change will be given to the Holders as provided in the Indenture. To exercise a purchase right, a Holder must deliver to the Trustee a Fundamental Change Purchase Notice as provided in the Indenture.

        Holders have the right to withdraw any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

8.     Purchase of Securities at Option of Holder on Specified Dates

        At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the applicable Put Right Purchase Date at the applicable Put Right Purchase Price. The Holder shall have the right to withdraw any Put Right Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Put Right Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

9.     Conversion

        Subject to the Article 10 of the Indenture, a Holder of a Security may convert such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Ordinary Shares at any time prior to the close of business on the last Business Day prior to the earlier of (i) the close of business on the Business Day prior to the Redemption Date, and (ii) November 9, 2024, at the Conversion Rate then in effect. Subject to certain conditions provided for in the Indenture, in certain circumstances, a Holder may receive an amount in cash, Ordinary Shares or the same form of consideration used to pay for its Ordinary Shares in connection with the transaction constituting the Fundamental Change equal to the Make-Whole Premium, in addition to the Ordinary Shares issuable on conversion of such Security.

9

        The initial “Conversion Rate” is 53.4474 Ordinary Shares per $1,000 principal amount of the Securities and is subject to adjustment as provided in the Indenture. A Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture. The Company shall pay a cash adjustment as provided in the Indenture in lieu of any fractional Ordinary Share.

        To convert a Certificated Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required. To convert a Global Security, a Holder must comply with the procedures of the Depositary in effect at such time.

10.     Additional Amounts

        All payments made by the Company under or with respect to the Securities will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed, levied, collected or assessed by or on behalf of any taxing authority within Israel or within any Other Jurisdiction, unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. Subject to and in accordance with the provisions of the Indenture, if the Company is required to withhold or deduct or if it is otherwise required to pay any amount for or on account of Taxes imposed by a taxing authority within Israel or within any Other Jurisdiction, from or in respect of any payment made under or with respect to the Securities, the Company will pay such Additional Amounts as may be necessary so that the net amount received by each Holder and beneficial owner of Securities (including Additional Amounts) after such withholding or deduction or other payment of Taxes will not be less than the amount such Holder or beneficial owner would have received if such Taxes had not been withheld or deducted or paid.

11.     Denominations; Transfer; Exchange

        The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased).

12.     Persons Deemed Owners

        The registered Holder of this Security shall be treated as the owner of this Security for all purposes.

10

13.     Unclaimed Money or Securities

        The Trustee and the Paying Agent shall return to the Company upon written request any money, Securities or Ordinary Shares held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After such return to the Company, Holders entitled to the money or Securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.     Amendment; Waiver

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to, among other things specified in the Indenture, cure any ambiguity, omission or inconsistency or correct or supplement any defective provision contained in the Indenture, or to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to certificated Securities, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, provided, in any case, that any such amendment would not adversely affect the interests of the Holders in any material respect.

15.     Defaults and Remedies

        Under the Indenture, Events of Default include (1) the Company fails to pay when due the principal of any of the Securities at Stated Maturity or upon exercise of a purchase right, upon redemption or otherwise; (2) the Company fails to pay an installment of interest (or Additional Interest Amounts, if any) on any of the Securities that continues for 30 days after the date when due; (3) the Company fails to deliver Ordinary Shares, together with cash in lieu of fractional shares, or cash, or any combination thereof, when the same is required to be delivered upon conversion of a Security and such failure continues for 10 days after written notice of default is given to the Company by the Trustee or to the Company and the Trustee by the Holder of such Security; (4) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture for a period of 30 days after receipt by the Company of a Notice of Default (as defined in Section 6.01 of the Indenture); (5) the Company fails to provide timely notice of a Fundamental Change for a period of 10 days after receipt by the Company of a Notice of Default; (6) the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money in an amount in excess of $10 million, or there is an acceleration of indebtedness for borrowed money in an amount in excess of $10 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in either case, for a period of 30 days after the date of a Notice of Default; and (7) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary. If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 of the Indenture) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency or reorganization are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

11

        Holders may not enforce the Indenture or the Securities, except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (1) or (2) above) if it determines in good faith that withholding notice is in their best interests as provided in the Indenture.

16.     Trustee Dealings with the Company

        Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.     No Recourse Against Others

        A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.     Authentication

        This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

19.     Abbreviations

        Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A =Uniform Gift to Minors Act).

20.     INDENTURE TO CONTROL; GOVERNING LAW

        IN THE CASE OF ANY CONFLICT BETWEEN THE PROVISION OF THIS SECURITY AND THE INDENTURE, THE PROVISIONS OF THE INDENTURE SHALL CONTROL. THE INDENTURE AND THIS SECURITY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF .

12

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Security.

Requests may be made to: AudioCodes Ltd. 1 Hayarden Street Airport City Lod, 70151 Israel Attention: Itamar Rosen, Adv.

13

ASSIGNMENT FORM

        For value received _____________________ hereby sell(s), assign(s), and transfer(s) unto __________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

        In connection with the transfer of this Security within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $____________ principal amount of this Security presented or surrendered on the date hereof (the “Surrendered Security”) for registration of transfer, or for exchange where the Securities issuable upon such transfer or exchange are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Security for the reason checked below:

     ☐        A transfer of the Surrendered Security is made to the Company; or

     ☐        The transfer of the Surrendered Security complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

     ☐        The transfer of the Surrendered Security is pursuant to an effective registration statement under the Securities Act, or

     ☐        The transfer of the Surrendered Security is pursuant to another available exemption from the registration requirement of the Securities Act,

        and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, the Surrendered Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

     ☐        The transferee is an Affiliate of the Company.

Dated: —————————————— —————————————— Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

—————————————— Signature Guaranty

14

CONVERSION NOTICE

To convert this Security into Ordinary Shares of the Company, check the box:

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

$_________________________________

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person's social sec. or tax ID no.)

(Print or type other person's name, address and zip code)

☐     If you want the stock certificate made out in another person's name, you are required to complete and deliver to the Conversion Agent a duly completed Transfer Certificate (which is in the form of Exhibit C to the Indenture) as required thereby.

15

OPTION TO ELECT PURCHASE UPON A FUNDAMENTAL CHANGE

To: AudioCodes Ltd.

☐     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from the Company as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Purchase Price, including accrued interest, if any, up to, but excluding, such date, to the registered Holder hereof.

Dated: —————————————— —————————————— Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

—————————————— Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

16

OPTION TO ELECT PURCHASE ON SPECIFIED DATES

To:     AudioCodes Ltd.

        The undersigned hereby requests and instructs AudioCodes Ltd. to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, on November 9, 20__ in accordance with the terms of the Indenture referred to in this Security at the Put Right Purchase Price to the registered Holder hereof.

Dated: —————————————— —————————————— Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

—————————————— Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

17

EXHIBIT B

[FORM OF CERTIFICATED NOTE]

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (A) PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR THE ISSUE DATE OF OPTION SECURITIES, IF ANY) AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. PRIOR TO A TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (3) ABOVE, THE HOLDER OF THIS SECURITY MUST FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AND LEGAL OPINIONS AS THEY MAY REASONABLY REQUIRE.

18

AUDIOCODES LTD.

2.00% Senior Convertible Notes due 2024

CUSIP NO. 050732 AA 4

No.:

Issue Date: November 9, 2004

        AUDIOCODES LTD., an Israeli company, promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Million Dollars ($100,000,000) on or before November 9, 2024.

        This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

        Additional provisions of this Security are set forth on the other side of this Security.

19

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

AUDIOCODES LTD. BY: —————————————— Name: Title:

20

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

        U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture (as defined on the other side of this Security).

BY: —————————————— Authorized Signatory

EXHIBIT B

[FORM OF REVERSE SIDE OF SECURITY]

2.00% Senior Convertible Notes due 2024

        Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture (the “Indenture”) dated November 9, 2004 between the Company and U.S. Bank National Association (the “Trustee”) unless otherwise indicated.

1.     Cash Interest

        The Company promises to pay interest at the Interest Rate in cash on the principal amount of this Security. The Company will pay cash interest semiannually in arrears on November 9 and May 9 of each year (each an “Interest Payment Date”), commencing May 9, 2005, to Holders of record at the close of business on the preceding April 24 and October 24 (whether or not a Business Day) (each a “Regular Record Date”), as the case may be, immediately preceding such Interest Payment Date. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay cash interest on overdue principal at the rate borne by the Securities, and it shall pay interest in cash on overdue installments of cash interest at the same rate to the extent lawful. All such overdue cash interest shall be payable on demand. Except as otherwise set forth in the Indenture, upon conversion, accrued and unpaid interest shall be deemed paid in full rather than cancelled, extinguished or forfeited.

2.     Method of Payment

        Subject to the terms and conditions of the Indenture, the Company shall make payments in respect of the principal of, and cash interest on this Security and in respect of the Fundamental Change Purchase Price and the Make-Whole Premium, if any, to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check or wire transfer payable in such money. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

3.     Paying Agent, Conversion Agent and Registrar

        Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, The Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.     Indenture

        The Company issued the Securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

        The Securities are general unsecured senior obligations of the Company limited to an aggregate principal amount of up to $100,000,000, or an aggregate principal amount of up to $125,000,000 if the 30-day Option is exercised fully, upon a Company Order without any further action by the Company. The aggregate principal amount of the Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07 of the Indenture. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

        No sinking fund is provided for the Securities.

5.     Optional Redemption

        Prior to November 9, 2009, this Security shall not be redeemable. The Company may, at its option, redeem the Securities on or after November 9, 2009, at a Redemption Price equal to $1,000 per $1,000 principal amount of the Securities to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date; provided that if the Redemption Date falls after a Regular Record Date and on or before an Interest Payment Date, then the interest will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date and the Redemption Price shall not include such interest payment. Securities or portions of Securities called for redemption shall be convertible by the Holder until the close of business on the Business Day prior to the Redemption Date.

6.     Notice of Redemption

        Notice of redemption, as set forth in Section 3.03 of the Indenture, will be mailed by first-class mail at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest to, but excluding, the Redemption Date, interest shall cease to accrue on Securities or portions of them called for redemption.

7.     Purchase by the Company at the Option of the Holder upon a Fundamental Change

        If there shall have occurred a Fundamental Change (subject to certain conditions provided for in the Indenture), each Holder, at such Holder’s option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to purchase its Securities (or any portion of the principal amount hereof that is at least $1,000 or any whole multiple thereof, provided that the portion of the principal amount of this Security to be outstanding after such purchase is at least equal to $1,000) at the Fundamental Change Purchase Price in cash plus any accrued and unpaid interest to but not including the Fundamental Change Purchase Date.

2

        If there shall have occurred a Fundamental Change pursuant to clause (i) or (ii) of the definition thereof, the Fundamental Change Purchase Date is on or before November 9, 2009 and a Holder surrenders Securities for purchase, the Company shall pay to such Holder a Make-Whole Premium in addition to the Fundamental Change Purchase Price. The Make-Whole Premium will also be paid on the Fundamental Change Purchase Date to the Holders of the Securities who convert their Securities on or after the date on which the Company has given a notice to all Holders of Securities in accordance with Section 3.07(b) of the Indenture and on or before the Fundamental Change Purchase Date.

        A written notice of the Fundamental Change will be given to the Holders as provided in the Indenture. To exercise a purchase right, a Holder must deliver to the Trustee a Fundamental Change Purchase Notice as provided in the Indenture.

        Holders have the right to withdraw any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

8.     Purchase of Securities at Option of Holder on Specified Dates

        At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the applicable Put Right Purchase Date at the applicable Put Right Purchase Price. The Holder shall have the right to withdraw any Put Right Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Put Right Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

9.     Conversion

        Subject to the Article 10 of the Indenture, a Holder of a Security may convert such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Ordinary Shares at any time prior to the close of business on the last Business Day prior to the earlier of (i) the close of business on the Business Day prior to the Redemption Date, and (ii) November 9, 2024, at the Conversion Rate then in effect. Subject to certain conditions provided for in the Indenture, in certain circumstances, a Holder may receive an amount in cash, Ordinary Shares or the same form of consideration used to pay for its Ordinary Shares in connection with the transaction constituting the Fundamental Change equal to the Make-Whole Premium, in addition to the Ordinary Shares issuable on conversion of such Security.

3

        The initial “Conversion Rate” is 53.4474 Ordinary Shares per $1,000 principal amount of the Securities and is subject to adjustment as provided in the Indenture. A Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture. The Company shall pay a cash adjustment as provided in the Indenture in lieu of any fractional Ordinary Share.

        To convert a Certificated Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required. To convert a Global Security, a Holder must comply with the procedures of the Depositary in effect at such time.

10.     Additional Amounts

        All payments made by the Company under or with respect to the Securities will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed, levied, collected or assessed by or on behalf of any taxing authority within Israel or within any Other Jurisdiction, unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. Subject to and in accordance with the provisions of the Indenture, if the Company is required to withhold or deduct or if it is otherwise required to pay any amount for or on account of Taxes imposed by a taxing authority within Israel or within any Other Jurisdiction, from or in respect of any payment made under or with respect to the Securities, the Company will pay such Additional Amounts as may be necessary so that the net amount received by each Holder and beneficial owner of Securities (including Additional Amounts) after such withholding or deduction or other payment of Taxes will not be less than the amount such Holder or beneficial owner would have received if such Taxes had not been withheld or deducted or paid.

11.     Denominations; Transfer; Exchange

        The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased).

12.     Persons Deemed Owners

        The registered Holder of this Security shall be treated as the owner of this Security for all purposes.

4

13.     Unclaimed Money or Securities

        The Trustee and the Paying Agent shall return to the Company upon written request any money, Securities or Ordinary Shares held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After such return to the Company, Holders entitled to the money or Securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.     Amendment; Waiver

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to, among other things specified in the Indenture, cure any ambiguity, omission or inconsistency or correct or supplement any defective provision contained in the Indenture, or to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to certificated Securities, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, provided, in any case, that any such amendment would not adversely affect the interests of the Holders in any material respect.

15.     Defaults and Remedies

        Under the Indenture, Events of Default include (1) the Company fails to pay when due the principal of any of the Securities at Stated Maturity or upon exercise of a purchase right, upon redemption or otherwise; (2) the Company fails to pay an installment of interest (or Additional Interest Amounts, if any) on any of the Securities that continues for 30 days after the date when due; (3) the Company fails to deliver Ordinary Shares, together with cash in lieu of fractional shares, or cash, or any combination thereof, when the same is required to be delivered upon conversion of a Security and such failure continues for 10 days after written notice of default is given to the Company by the Trustee or to the Company and the Trustee by the Holder of such Security; (4) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture for a period of 30 days after receipt by the Company of a Notice of Default (as defined in Section 6.01 of the Indenture); (5) the Company fails to provide timely notice of a Fundamental Change for a period of 10 days after receipt by the Company of a Notice of Default; (6) the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money in an amount in excess of $10 million, or there is an acceleration of indebtedness for borrowed money in an amount in excess of $10 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in either case, for a period of 30 days after the date of a Notice of Default; and (7) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary. If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 of the Indenture) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency or reorganization are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

5

        Holders may not enforce the Indenture or the Securities, except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (1) or (2) above) if it determines in good faith that withholding notice is in their best interests as provided in the Indenture.

16.     Trustee Dealings with the Company

        Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.     No Recourse Against Others

        A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.     Authentication

        This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

19.     Abbreviations

        Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A =Uniform Gift to Minors Act).

20.     INDENTURE TO CONTROL; GOVERNING LAW

        IN THE CASE OF ANY CONFLICT BETWEEN THE PROVISION OF THIS SECURITY AND THE INDENTURE, THE PROVISIONS OF THE INDENTURE SHALL CONTROL. THE INDENTURE AND THIS SECURITY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF .

6

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Security.

Requests may be made to: AudioCodes Ltd. 1 Hayarden Street Airport City Lod, 70151 Israel Attention: Itamar Rosen, Adv.

7

ASSIGNMENT FORM

        For value received _____________________ hereby sell(s), assign(s), and transfer(s) unto __________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

        In connection with the transfer of this Security within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $____________ principal amount of this Security presented or surrendered on the date hereof (the “Surrendered Security”) for registration of transfer, or for exchange where the Securities issuable upon such transfer or exchange are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Security for the reason checked below:

     ☐        A transfer of the Surrendered Security is made to the Company; or

     ☐        The transfer of the Surrendered Security complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

     ☐        The transfer of the Surrendered Security is pursuant to an effective registration statement under the Securities Act, or

     ☐        The transfer of the Surrendered Security is pursuant to another available exemption from the registration requirement of the Securities Act,

        and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, the Surrendered Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

     ☐        The transferee is an Affiliate of the Company.

Dated: —————————————— —————————————— Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

—————————————— Signature Guaranty

8

CONVERSION NOTICE

To convert this Security into Ordinary Shares of the Company, check the box:

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

$_________________________________

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s social sec. or tax ID no.)

(Print or type other person’s name, address and zip code)

☐     If you want the stock certificate made out in another person’s name, you are required to complete and deliver to the Conversion Agent a duly completed Transfer Certificate (which is in the form of Exhibit C to the Indenture) as required thereby.

9

OPTION TO ELECT PURCHASE UPON A FUNDAMENTAL CHANGE

To: AudioCodes Ltd.

☐     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from the Company as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Purchase Price, including accrued interest, if any, up to, but excluding, such date, to the registered Holder hereof.

Dated: —————————————— —————————————— Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

—————————————— Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

10

OPTION TO ELECT PURCHASE ON SPECIFIED DATES

To:     AudioCodes Ltd.

        The undersigned hereby requests and instructs AudioCodes Ltd. to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, on November 9, 20__ in accordance with the terms of the Indenture referred to in this Security at the Put Right Purchase Price to the registered Holder hereof.

Dated: —————————————— —————————————— Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

—————————————— Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

11

EXHIBIT C

TRANSFER CERTIFICATE

        In connection with the transfer of this Security within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $____________ principal amount of this Security presented or surrendered on the date hereof (the “Surrendered Security”) for registration of transfer, or for exchange where the Securities issuable upon such transfer or exchange are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Security for the reason checked below:

     ☐        A transfer of the Surrendered Security is made to the Company; or

     ☐        The transfer of the Surrendered Security complies with Rule 144A under the Securities Act; or

     ☐        The transfer of the Surrendered Security is pursuant to an effective registration statement under the Securities Act; or

    ☐        The transfer of the Surrendered Security is pursuant to another available exemption from the registration requirements of the Securities Act,

and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, the Surrendered Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

     ☐         The transferee is an Affiliate of the Company.

Dated: —————————————— —————————————— Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

—————————————— Signature Guaranty